Exhibit 4.3
EXECUTION VERSION

AMENDED AND RESTATED
CREDIT AND SECURITY AGREEMENT
dated as of December 1, 2006
among
CAB EAST LLC,
CAB WEST LLC, and
FCALM, LLC,
as Borrowers,
U.S. BANK NATIONAL ASSOCIATION,
as Administrative Agent,
HTD LEASING LLC,
as Collateral Agent,
and
FORD MOTOR CREDIT COMPANY,
as Lender and as Servicer

i

ii

Page
Section 11.08 Severability	42
Section 11.09 Counterparts	42
Section 11.10 Headings	42
Section 11.11 Borrower Obligations	42
Section 11.12 No Petition	42
EXHIBITS
APPENDICES
Appendix A — Usage and Definitions

iii

AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT
     THIS AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT, dated as of December 1, 2006 (this “Agreement”), is among CAB EAST LLC, a Delaware limited liability company, CAB WEST LLC, a Delaware limited liability company, and FCALM, LLC, a Delaware limited liability company, as borrowers (each, a “Borrower” and collectively, the “Borrowers”), FORD MOTOR CREDIT COMPANY, a Delaware corporation (“Ford Credit”), as lender (in such capacity, the “Lender”) and as servicer (in such capacity, the “Servicer”), U.S. BANK NATIONAL ASSOCIATION, a national banking association (“U.S. Bank”), as administrative agent (in such capacity, the “Administrative Agent”) and not in its individual capacity, and HTD LEASING LLC, a Delaware limited liability company (“HTD”), as collateral agent (the “Collateral Agent”) and amends and restates in its entirety the Credit and Security Agreement, dated as of July 22, 2005, among the Borrowers, Ford Credit, the Administrative Agent and the Collateral Agent (the “Original Agreement”).
     Each party agrees as follows:
ARTICLE I
USAGE, DEFINITIONS AND INCORPORATION BY REFERENCE
     Section 1.01 Usage, Definitions and Incorporation by Reference. Capitalized terms used but not otherwise defined in this Agreement or in Appendix 1 to any Exchange Note Supplement delivered pursuant to this Agreement are defined in Appendix A to this Agreement. Appendix A also contains rules as to usage applicable to this Agreement.
ARTICLE II
THE REVOLVING FACILITY
     Section 2.01 Amount and Terms of the Revolving Facility.
          (a) During the Revolving Period, the Lender will make advances (“Advances”) from time to time to the Borrowers on the terms and conditions set forth in this Agreement. The Advances will be repaid and further Advances may be made on a revolving basis in accordance with this Agreement. The payment of interest on, and principal of, the Advances will constitute the joint and several obligation of the Borrowers. No Advance will be made (i) on a day other than a Business Day, (ii) if, after such Advance, the Revolving Facility Balance would exceed either (A) the Facility Amount or (B) the Borrowing Base or (iii) on or after the termination of the Revolving Period.
          (b) The Borrowers agree to repay the Advances on the terms and conditions set forth in this Agreement. The Administrative Agent will record on its books the Revolving Facility Balance from time to time based on the reports provided by the Servicer pursuant to Section 2.01(e). The failure of the Administrative Agent to make, or any error in making, any such recordation will not affect the obligations of the Borrowers with respect to the Revolving Facility or the Advances.
          (c) The outstanding Revolving Facility Balance from time to time will be repaid on each Payment Date in the manner and in the amount set forth in Section 10.02. A mandatory principal payment will be due on the Revolving Facility on each Payment Date in an amount equal to the excess, if any, of (i) the Borrowing Base as of the open of business on the first day of the related Collection Period over (ii) the Borrowing Base as of the close of business on the last day of the related Collection Period (the “Revolving Facility Principal Payment Amount”). The Revolving Facility Balance will become due and payable on the Facility Termination Date. The Borrowers will pay interest on the Revolving Facility Balance until the principal amount thereof is paid in full at the rates and pursuant to the terms set forth in Section 2.03.
          (d) The proceeds of each Advance will be used by the Borrowers to purchase one or more Leases and related Leased Vehicles. Each such Lease and Leased Vehicle will be allocated to the Collateral Specified Interest of the applicable Borrower and maintained as a Collateral Lease and Collateral Leased Vehicle, respectively, in accordance with Article IV of the Servicing Agreement.
          (e) The Lender will make available to the Borrowers the amount of each Advance by remittance or deposit of the amount of such Advance at the direction of the Servicer (which may include remittance directly to the Dealer originating the Lease and Leased Vehicle purchased with such Advance). No later then the 10th day of each month, the Servicer will provide to the Administrative Agent a report (which may be included in the Monthly Revolving Facility Pool Report) stating the Revolving Facility Balance as of the end of the preceding Collection Period.
          (f) The Lender, in its sole discretion, may terminate the Revolving Period upon not less than 30 Business Days’ prior notice to the Borrowers and the Administrative Agent. The Borrowers may terminate the Revolving Period upon not less than 30 Business Days’ prior notice to the Lender and the Administrative Agent. At the request of the Borrowers, the Lender, in its sole discretion, may extend the Facility Termination Date by notifying the Borrowers of the new Facility Termination Date. If no such notice is received by the Borrowers by the close of business on the 10th calendar day prior to the then-current Facility Termination Date, the Lender will be deemed to have declined the request of the Borrowers and the Facility Termination Date will not be so extended.
          (g) At the request of the Borrowers, the Lender, in its sole discretion, may increase the Facility Amount by notifying the Borrowers and the Administrative Agent of the new Facility Amount. The Lender, in its sole discretion, may reduce the Facility Amount upon not less than 30 Business Days’ prior notice to the Borrowers and the Administrative Agent; provided, that the new Facility Amount may not be less than the Revolving Facility Balance. The Borrowers, in their sole discretion, may decrease the Facility Amount by notifying the Lender and the Administrative Agent of the new Facility Amount; provided, that the new Facility Amount may not be less than the Revolving Facility Balance.
     Section 2.02 Appointment to Act as Borrower’s Agent. The Borrowers appoint the Servicer (but only for so long as Ford Credit is the Servicer, in the case of clause (i) below) as their agent for the following purposes: (i) selecting the amount of each Advance, (ii) arranging for payment by the Borrowers of the Secured Obligations, (iii) causing the repayment and prepayment of the Advances as required or permitted pursuant to Section 2.04 and (iv) at the direction of the Borrowers, executing on behalf of the Borrowers and delivering to the Lender, all notices, requests, demands or similar items required or permitted to be provided under this Agreement. The Borrowers irrevocably agree that (i) the Borrowers will be bound by all actions of the Servicer taken pursuant to this Section 2.02, (ii) the Lender, the Collateral Agent and the Administrative Agent are authorized to accept any payment, notice, request, demand or similar item required or permitted under this Agreement from the Servicer on behalf of the Borrowers and (iii) the execution and delivery by the Servicer to the Lender, the Collateral Agent or the Administrative Agent of any notice, request, demand or similar item or the taking by the Servicer of any other action described in this Section 2.02 will be conclusive evidence, as among the Borrowers, the Lender, the Collateral Agent and the Administrative Agent, of the Servicer’s authority to execute and deliver such notice, request, demand or similar item or take such other action on behalf of the Borrowers under this Agreement.
     Section 2.03 Interest on the Revolving Facility.
               (a) Except as otherwise provided in this Agreement, the Revolving Facility Balance will bear interest, for each Collection Period until the principal amount thereof has been paid in full, at a rate per annum equal to the applicable Revolving Facility Interest Rate for such Collection Period.
               (b) Except as otherwise provided in this Agreement, all accrued and unpaid interest for each Collection Period will be payable in arrears on the related Payment Date during the term of this Agreement. Interest on the Revolving Facility will be computed in the manner set forth in Exhibit C. All accrued and unpaid interest with respect to the Revolving Facility will be due and payable on the Facility Termination Date. The Advance Rate, and the terms set forth on Exhibit C that are used to determine the Revolving Facility Interest Rate, each may be modified from time to time by agreement of the Borrowers and the Lender.
     Section 2.04 Funds; Manner of Payment.
               (a) All amounts to be paid by or on behalf of the Borrowers to the Lender under this Agreement will be paid by the deposit of such amounts, to the account designated by the Lender, in immediately available funds in U.S. Dollars, on the date on which such amount is due. If the date for any payment or prepayment under this Agreement is extended by operation of law or otherwise, interest with respect thereto will be payable at the then-applicable Revolving Facility Interest Rate during such extension period.
               (b) As provided in Section 4.3(b) of the Servicing Agreement, so long as Ford Credit remains both the Lender and the Servicer, Ford Credit may retain for its own account Collections on the Revolving Facility Pool to pay amounts payable to the Lender or the Servicer pursuant to Article X, and, to the extent of any such amounts so retained, the amounts due to the Servicer under the Servicing Agreement or any Servicing Supplement or to the Lender under this Agreement will be deemed paid in full. However, Ford Credit and the Borrowers will account for all payments and deposits separately in the same manner as if such amounts had been deposited into the Collection Account and distributed in the manner set forth in Article X on the applicable Payment Date.
     Section 2.05 Calculation of Interest on the Revolving Facility and the Exchange Notes . The Lender will calculate for the Advances the Revolving Facility Interest Rate, for the related Interest Period (in each case, at a rate per annum rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward) and the amount of interest payable (rounded to the nearest cent, with half a cent being rounded upward) on the related Payment Date. The determination of the Revolving Facility Interest Rate by the Lender will be final and binding upon all parties absent manifest error. The Exchange Note Interest Rate on any Exchange Note will be calculated in the manner set forth in the related Exchange Note Supplement.
ARTICLE III
APPOINTMENT OF COLLATERAL AGENT
AND GRANT OF SECURITY
     Section 3.01 Appointment of Collateral Agent; Duties of Collateral Agent.
               (a) The Lender appoints HTD as Collateral Agent under this Agreement for the benefit of the Secured Parties. HTD accepts such appointment and agrees to perform the duties of the Collateral Agent under this Agreement.
               (b) The Collateral Agent will:
               (i) hold a security interest in the Collateral for the benefit of the Secured Parties;
               (ii) execute and deliver all supplements and amendments to this Agreement and all financing statements, continuation statements, instruments of further assurance and other instruments, and take such other action necessary or advisable (including recording such financing statements or other instruments in a public filing office) to:

     (A) maintain or preserve the security interest (and the priority of such security interest) granted under Section 3.02 of this Agreement or carry out the purposes of this Agreement;
     (B) perfect, publish notice of or protect the validity of any security interest granted pursuant to this Agreement;
     (C) enforce the Collateral; or
     (D) preserve and defend title to the Collateral and the rights of the Secured Parties in such Collateral against the claims of all Persons;
               (iii) cause the Certificate of Title for each Collateral Leased Vehicle to reflect “HTD Leasing LLC” or such substantially similar words as the relevant Governmental Authority will accept, as the recorded lienholder or recorded holder of a security interest in such Collateral Leased Vehicle (except to the extent that such actions have been taken by the Servicer pursuant to Section 4.2(b) of the Servicing Agreement);
               (iv) with respect to each Collateral Leased Vehicle that is permitted or required by the Basic Documents to be sold or otherwise disposed of by the applicable Borrower or reallocated to a Specified Interest other than the Collateral Specified Interest of the applicable Borrower, take all action necessary to cause (A) the security interest granted pursuant to Section 3.02 in such Collateral Leased Vehicle to be released and (B) the evidence of the Collateral Agent as lienholder on the related Certificate of Title to be removed;
               (v) take the actions required to be taken by the Collateral Agent pursuant to Article VI following a Facility Default, an Early Termination Event or an Exchange Note Default; and
               (vi) take the other actions required to be taken by the Collateral Agent under this Agreement.
               (c) The Borrowers or their respective Titling Company Administrators will pay the Collateral Agent as compensation for the Collateral Agent’s services under this Agreement such fees as have been separately agreed upon from time to time between the Borrowers and the Collateral Agent. The Borrowers or their respective Titling Company Administrators will reimburse the Collateral Agent for all reasonable out-of-pocket expenses incurred by the Collateral Agent, including costs of collection, and the reasonable compensation, expenses and disbursements of the Collateral Agent’s agents, counsel, accountants and experts, but excluding any expenses incurred by the Collateral Agent through the Collateral Agent’s own willful misconduct, negligence or bad faith. The obligations of the Borrowers to the Collateral Agent pursuant to this Section 3.01(c) will survive the termination of this Agreement. Any expenses incurred by the Collateral Agent after the occurrence of a Facility Default are intended to constitute expenses of administration under the Bankruptcy Code or any other applicable federal or State bankruptcy, insolvency or similar law.

               (d) The Administrative Agent agrees for the benefit of the Collateral Agent, the other parties to this Agreement and the Exchange Noteholders to perform, on behalf of the Collateral Agent, all of the duties that the Collateral Agent is required to perform under this Agreement. In addition, the Administrative Agent agrees to (i) maintain the Collateral Agent in existence in its state of organization, (ii) maintain all licenses, qualifications, authorizations and approvals from Governmental Authorities that are necessary or desirable to facilitate the performance of the Collateral Agent’s obligations under this Agreement, (iii) maintain a 100% limited liability company interest in the Collateral Agent at all times and (iv) comply with, and take all actions as are necessary or appropriate to avoid any violation of, the HTD LLC Agreement. The Collateral Agent will not be responsible for, nor have any liability with respect to, any actions taken, or omitted to be taken, by the Administrative Agent on behalf of the Collateral Agent. It is contemplated that, pursuant to the HTD Administration Agreement, the Administrative Agent will delegate to the Collateral Agent Administrator certain of the duties that the Administrative Agent is required to perform on behalf of the Collateral Agent pursuant to this Section 3.01(d), and each party to this Agreement and each Exchange Noteholder (by accepting the related Exchange Note) consents to such delegation. In order to facilitate performance of the duties of the Collateral Agent Administrator under the HTD Administration Agreement, the Collateral Agent agrees to execute and deliver a power of attorney in favor of the Collateral Agent Administrator in substantially the form set forth as Exhibit E.
               (e) The Collateral Agent constitutes and irrevocably appoints the Administrative Agent and all Persons (including the Collateral Agent Administrator) to whom the obligations of the Administrative Agent under this Agreement are delegated, at all times from and after the date of the Original Agreement through the date on which this Agreement is terminated, as the true and lawful attorney of the Collateral Agent, with full power (in the name of the Collateral Agent or otherwise) to exercise all rights of the Collateral Agent, including the power and right to sign any document, agreement or instrument on behalf of the Collateral Agent in connection with such exercise of rights. The power of attorney granted, and all authority conferred, pursuant to this Section 3.01(e) are granted and conferred solely to facilitate the performance of the Administrative Agent’s obligations under this Agreement and will be exercised solely in a manner consistent with this Agreement. This power of attorney will be irrevocable as one coupled with an interest prior to the date on which this Agreement is terminated. The rights granted under this Section 3.01(e) will terminate as to any Person upon the resignation or removal of such Person in the capacity of Administrative Agent and pass to any successor Administrative Agent that is appointed pursuant to this Agreement.
     Section 3.02 Security Interest.
               (a) At the Closing Date, each Borrower mortgages, pledges and grants a security interest in all of such Borrower’s right, title and interest in, to and under the Collateral (whether now owned or existing or hereafter acquired or arising) to HTD, as Collateral Agent for the benefit of the Secured Parties. Such security interest in the Collateral includes all of the rights, powers and options (but none of the obligations) of the Borrowers under the Collateral, including the immediate and continuing right to claim for, collect, receive and give receipt for payments in respect of the Collateral and all other monies payable under the Collateral, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the Borrowers or otherwise, and generally to do and receive anything that the Borrowers are or may be entitled to do or receive under the Collateral or with respect to the Collateral.
               (b) The foregoing grant is made to secure (i) the payment of principal of, and interest on, the Advances and any Exchange Notes and (ii) compliance by the Borrowers with the provisions of this Agreement (the obligations described in clauses (i) and (ii), the “Secured Obligations”), in each case for the benefit of the Secured Parties.
               (c) The Collateral Agent acknowledges such grant and agrees to perform the duties required in this Agreement so that the interests of the Secured Parties may be adequately and effectively protected.
               (d) The Borrowers authorize the Collateral Agent and Skadden, Arps, Slate, Meagher & Flom LLP to file any Record or Records (as such term is defined in the applicable UCC), including financing statements or continuation statements, and amendments thereto, in all jurisdictions and with all filing offices as are necessary or advisable to perfect, and continue the perfection of, the security interest granted to the Collateral Agent under this Agreement. Such financing statements may describe the Collateral in any manner as the Collateral Agent, may determine is necessary, advisable or prudent to ensure the perfection of the security interest granted to the Collateral Agent under this Agreement.
     Section 3.03 Release of Collateral.
               (a) The Collateral Agent may, and when required by this Agreement will, execute instruments to release property from the security interest granted pursuant to Section 3.02, or convey the Collateral Agent’s interest in the same, in a manner and under circumstances consistent with this Agreement. The Collateral Agent will release property from the security interest granted pursuant to Section 3.02 only pursuant to and in accordance with this Agreement. The Collateral Agent may rely upon an Officer’s Certificate and an Opinion of Counsel in connection with any such release. Counsel rendering any such Opinion of Counsel may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Collateral Agent, in connection with any such action.
               (b) The Collateral Agent will be deemed to release, and does release, any and all Liens and other rights and interests it possesses or may possess from time to time, without further action of the parties, in, to and under a Collateral Leased Vehicle, the proceeds thereof and the rights of the related Borrower and/or Ford Credit (individually or as Servicer) under any contract or agreement for the sale or other disposition of such Collateral Leased Vehicle (including pursuant to any insurance policy with respect to or covering such Collateral Leased Vehicle), effective immediately prior to the sale or other disposition of such Collateral Leased Vehicle (provided that the Servicer will Post all proceeds of such Collateral Leased Vehicle in accordance with the Servicing Agreement).
               (c) No party relying upon an instrument executed by the Collateral Agent as provided in this Section 3.03 is required to verify the Collateral Agent’s authority, inquire into the satisfaction of any conditions precedent or require evidence as to the application of any monies.
               (d) The Collateral Agent, at such time as the Secured Obligations and all sums due to the Administrative Agent pursuant to Section 7.05 have been paid in full, will release the Collateral from the security interest granted pursuant to Section 3.02 and release to the Borrowers or any other Person entitled thereto any funds then on deposit in any Collection Account.
               (e) Upon the request of the Borrowers, the Collateral Agent agrees to execute and deliver any termination statements for filing under the provisions of the UCC of any applicable jurisdiction pursuant to Section 3.01(b)(vi) in connection with the release of the security interest granted pursuant to Section 3.02.
     Section 3.04 Dissolution of Collateral Agent. As soon as practicable following the first date as of which no Financing Agreement remains in effect, the Administrative Agent will, upon the written direction of the Borrowers, dissolve the Collateral Agent in accordance with the Delaware LLC Act and the HTD LLC Agreement.
ARTICLE IV
THE EXCHANGE NOTES
     Section 4.01 Issuance of Exchange Notes; Form.
               (a) The Lender may from time to time, in connection with an assignment of its interest in all or a portion of the Revolving Facility Balance, request that all or a portion of the Revolving Facility Balance be issued in the form of one or more notes in definitive form in accordance with this Article IV (each an “Exchange Note”) by notice to the Administrative Agent and the Borrowers. The Lender and the Borrowers will agree to the terms of each Exchange Note, which terms will be set forth in a supplement to this Agreement (each, an “Exchange Note Supplement”). Each Exchange Note issued under this Agreement will be a “Titling Company Note” within the meaning of Section 4.5 of the Titling Company Agreements.
               (b) Each Exchange Note Supplement will designate a portion of the Collateral Leases and Collateral Leased Vehicles included in the Revolving Facility Pool as the “Reference Pool” with respect to the related Exchange Note or Exchange Notes, as applicable (and following such designation, such Collateral Leases and Collateral Leased Vehicles will no longer be a part of the Revolving Facility Pool and will not be available to be part of any other Reference Pool). Each Exchange Note will be payable solely from Collections on the Collateral Leases and Collateral Leased

Vehicles in the related Reference Pool in accordance with the priorities in Article X and any applicable Exchange Note Supplement. For purposes of determining the Collections that are applicable to any Reference Pool, the Collateral Leases and Collateral Leased Vehicles included in such Reference Pool will be deemed to have been included in such Reference Pool from and after the Cutoff Date specified in the related Exchange Note Supplement.
               (c) Each Exchange Note, together with the Administrative Agent’s certificate of authentication on such Exchange Note, will be substantially in the form set forth as Exhibit A or in such other form or forms as may be provided in the related Exchange Note Supplement. The Exchange Notes may have such marks of identification and such legends or endorsements placed on such Exchange Notes as may be determined, consistent with this Agreement, by the Authorized Persons executing such Exchange Notes, as evidenced by their execution of each such Exchange Note. Each Exchange Note may be freely transferred by endorsement and delivery, subject to Section 4.03 and Section 4.04(f). An Exchange Noteholder may Transfer an Exchange Note only in whole and not in part.
               (d) Each Exchange Note will be typewritten or printed, as determined by the Authorized Persons executing such Exchange Note, as evidenced by their execution of such Exchange Note.
               (e) Each Exchange Note will be dated the date of its authentication. Each Exchange Note will, upon its execution and delivery, be issued to, and be payable in favor of, the Lender. Upon the issuance of each Exchange Note, the Revolving Facility Balance will be reduced by an amount equal to the initial Exchange Note Balance of such Exchange Note, as reflected on the books and records of the Administrative Agent maintained pursuant to Section 2.01(b).
     Section 4.02 Issuance of Exchange Notes; Execution, Authentication and Delivery.
               (a) Each Exchange Note will be executed by an Authorized Person of each Borrower. The signature of such Authorized Person on the Exchange Notes may be manual or facsimile.
               (b) Exchange Notes bearing the manual or facsimile signature of an individual who was an Authorized Person of a Borrower will bind such Borrower, notwithstanding that such individual has ceased to hold such office prior to the authentication and delivery of such Exchange Notes or did not hold such office at the date of issuance of such Exchange Note.
               (c) Prior to or concurrently with the delivery of any Exchange Note to the Administrative Agent for authentication, the Borrowers, the Lender and the Collateral Agent will execute and deliver an Exchange Note Supplement which will specify the principal terms of such new Exchange Note or Exchange Notes, as applicable.
               (d) Each Exchange Note Supplement will set forth:

               (i) the date on which the related Exchange Note(s) will be issued (each, an “Exchange Note Issuance Date”);
               (ii) the class or classes of Exchange Notes being issued;
               (iii) the initial Exchange Note Balance of the related Exchange Notes being issued;
               (iv) a Schedule listing the Collateral Leases and the Collateral Leased Vehicles initially included in the related Reference Pool;
               (v) the Cutoff Date for the related Reference Pool;
               (vi) the Exchange Note Interest Rate for each class of Exchange Notes being issued (and, in the case of a floating rate Exchange Note, the manner of determining the floating rate);
               (vii) a specification of any Exchange Note Defaults set forth in Section 6.04 that are inapplicable to such Exchange Note(s) or modified and any additional events constituting an Exchange Note Default with respect to such Exchange Note(s); and
               (viii) the Final Scheduled Payment Date for each class of Exchange Notes being issued.
               (e) The obligation of the Administrative Agent to authenticate any Exchange Note and to acknowledge and deliver the related Exchange Note Supplement is subject to the delivery to the Administrative Agent of the following:
               (i) notice from the Lender, including the Exchange Note Issuance Date, to be provided at least 5 Business Days before the Exchange Note Issuance Date;
               (ii) the Exchange Note Supplement, executed by each party thereto other than the Administrative Agent; and
               (iii) an Officer’s Certificate from the Borrowers that all conditions precedent to the authentication and delivery of such Exchange Note or Exchange Notes, as applicable, have been satisfied.
               (f) Following satisfaction of the conditions set forth in Section 4.02(e), the Administrative Agent will (i) acknowledge the Exchange Note Supplement and (ii) authenticate and deliver one or more Exchange Notes, as applicable, in the form, with the principal amount and with the other terms specified in such Exchange Note Supplement.
               (g) No Exchange Note will be entitled to any benefit under this Agreement or any Exchange Note Supplement or be valid for any purpose, unless a certificate of authentication appears on such Exchange Note, and such certificate is substantially in the form provided for with respect to such Exchange Note and is executed by the Administrative Agent by the manual or facsimile signature of one of its authorized signatories, and such certificate upon any Exchange Note will be conclusive evidence, and the only evidence, that such Exchange Note has been duly authenticated and delivered under this Agreement.
               (h) Each Exchange Note will state that (i) if an Insolvency Event occurs with respect to any of the Borrowers, any claim that the applicable Exchange Noteholder may seek to enforce at any time against any of the Borrowers will be limited in recourse to the related Reference Pool (except to the extent of Shared Amounts allocated to such Exchange Noteholder pursuant to the applicable Exchange Note Supplement), (ii) if, notwithstanding clause (i), the Exchange Noteholder of such Exchange Note is deemed to have any claim against the assets of the Borrowers other than the assets included in the related Reference Pool, such claim will be subordinate to the payment in full, including post-petition interest, of the claims of the Lender and to the holders of (A) all other Exchange Notes and (B) in the case of assets allocated to a Specified Interest other than the Collateral Specified Interest, all other asset-backed securities, the payments on which are derived primarily from collections on designated assets of the Borrowers and all related hedging arrangements and (iii) such recitation constitutes an enforceable subordination agreement for purposes of Section 510(a) of the Bankruptcy Code.
     Section 4.03 Exchange Noteholders Entitled to Benefits of this Agreement. Ford Credit will be the initial Exchange Noteholder of each Exchange Note. Upon the endorsement and transfer of any Exchange Note, the transferee will execute and deliver (i) to the Administrative Agent a UCC Notice of Security Interest in substantially the form set forth as Exhibit B and (ii) to the Administrative Agent and each other party to the Intercreditor Agreement a Joinder Agreement in substantially the form attached as Exhibit A to the Intercreditor Agreement naming such holder as a “New Interest Holder” thereunder. Subject to delivery of such notice and compliance with the other terms of this Agreement, including Section 4.02(g) and Section 4.04, with respect to such transfer, the transferee will become an Exchange Noteholder for all purposes of this Agreement. No Person holding an Exchange Note will be treated as a Secured Party for purposes of this Agreement unless such Person has complied with the terms of this Section 4.03.
     Section 4.04 Registration; Registration of Transfer and Exchange.
               (a) The Borrowers will cause to be kept a register (the “Exchange Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Borrowers will provide for the registration of Exchange Notes and the registration of transfers of Exchange Notes. The Administrative Agent initially will be the “Exchange Note Registrar” and will keep the Exchange Note Register, as agent for and on behalf of the Borrowers, for the purpose of registering Exchange Notes and transfers of Exchange Notes as provided in this Agreement. Upon any resignation of any Exchange Note Registrar, the Borrowers will promptly appoint a successor or, if they elect not to make such an appointment, assume the duties of Exchange Note Registrar. If a Person other than the Administrative Agent is appointed by the Borrowers as Exchange Note Registrar, (i) the Borrowers will give the Administrative Agent prompt notice of the appointment of such Exchange Note Registrar and of the location, and any change in the location, of the Exchange Note Register, (ii) the Administrative Agent will have the right to inspect the Exchange Note Register at all reasonable times and to obtain copies of the Exchange Note Register, and (iii) the Administrative Agent will have the right to rely upon a certificate executed on behalf of the Exchange Note Registrar by an Authorized Person of the Exchange Note Registrar as to the names and addresses of the Exchange Noteholders and the principal amounts and number of such Exchange Notes.
               (b) Upon surrender for registration of transfer of any Exchange Note, if the requirements of Section 8-401(a) of the UCC are met, the Borrowers will execute, and the Administrative Agent will authenticate and will deliver to the related Exchange Noteholder, in the name of the designated transferee or transferees, a new Exchange Note in the same aggregate principal amount.
               (c) Each Exchange Note issued upon any registration of transfer or exchange of an Exchange Note will be the valid obligation of the Borrowers, evidencing the same debt, and entitled to the same benefits under this Agreement and the related Exchange Note Supplement as the Exchange Note surrendered upon such registration of transfer or exchange.
               (d) Every Exchange Note presented or surrendered for registration of transfer or exchange will be accompanied by a transferee representation letter substantially in the form of Exhibit D (with such changes therein as may be approved by the Servicer) and such other documents or evidence as the Administrative Agent may require.
               (e) Neither the Borrowers nor the Administrative Agent will impose a service charge on an Exchange Noteholder for any registration of transfer or exchange of an Exchange Note, but the Borrowers may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of an Exchange Note.
               (f) By acceptance of any Exchange Note, the Exchange Noteholder thereof agrees with and represents to the Borrowers and the Administrative Agent, that:
               (i) no Transfer of such Exchange Note will be made unless the registration requirements of the Securities Act and any applicable State securities laws are complied with, or such transfer is exempt from the registration requirements under the Securities Act, and only to either (A) a “qualified institutional buyer” as defined in Rule 144A of the Securities Act, (B) an institutional accredited investor as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act or (C) the Holding Companies or their respective Affiliates in a transaction exempt from the registration requirements of the Securities Act and, in each case, such transfer is in accordance with any applicable State securities laws, and the transferee executes and delivers to the Lender and the Administrative Agent a transferee representation letter substantially in the form of Exhibit D;
               (ii) either (A) it is not, and is not acquiring and holding such Exchange Notes on behalf of, a Plan or a governmental or church plan that is subject to Section 406 of ERISA or Section 4975 of the Code or to any federal, state, foreign or local law that is substantially similar to the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Code or (B) its acquisition and holding of such Exchange Note throughout the period that it holds such Exchange Note will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or, in the case of a governmental or church plan, a violation of any similar federal, state, foreign or local law). In addition, if the holder is, or is acting on behalf of, a Plan, the fiduciaries of such Plan represent and warrant that they have been informed of and understand the Borrowers’ investment objectives, policies and strategies and that the decision to invest such Plan’s assets in such Exchange Note was made with appropriate consideration of relevant investment factors with regard to such Plan and is consistent with the duties and responsibilities imposed upon fiduciaries with regard to their investment decisions under ERISA;
               (iii) none of the Borrowers or the Administrative Agent is under an obligation to register any Exchange Note under the Securities Act or any State securities laws. Each Exchange Note will bear a legend to the following effect unless determined otherwise by the Servicer (as certified to the Administrative Agent in an Officer’s Certificate):
“THIS EXCHANGE NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY SECURITIES OR BLUE SKY LAW OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING THIS EXCHANGE NOTE, AGREES THAT THIS EXCHANGE NOTE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS, AND ONLY (1) TO A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING THEREOF IN RULE 144A OF THE SECURITIES ACT, (2) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING THEREOF IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, OR (3) TO THE HOLDING COMPANIES OR THEIR RESPECTIVE AFFILIATES, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND SECURITIES AND BLUE SKY LAWS OF THE STATES OF THE UNITED STATES, AND SUBJECT TO THE RECEIPT

BY THE ADMINISTRATIVE AGENT OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE ADMINISTRATIVE AGENT THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS;” and
               (iv) As a condition to the registration of any sale, transfer, assignment, participation, pledge or other disposition (each, a “Transfer”) of an Exchange Note, the prospective transferee of such Exchange Note will be required to represent to the Administrative Agent and the Lender the following, unless determined otherwise by the Servicer (as certified to the Administrative Agent in an Officer’s Certificate):
     (A) It understands that no subsequent Transfer of the Exchange Note is permitted unless it causes its proposed transferee to provide to the Administrative Agent and the Borrowers a letter substantially in the form of Exhibit D (with such changes therein as may be approved by the Servicer), or such other statement as the Borrowers may require.
     (B) It understands that any purported Transfer of an Exchange Note (or any interest therein) in contravention of any of the restrictions and conditions contained in this Section 4.04 will be null and void, and the purported transferee in any such purported Transfer will not be recognized by the Borrowers or any other Person as an Exchange Noteholder for any purpose.
     Section 4.05 Mutilated, Destroyed, Lost or Stolen Exchange Notes.
               (a) If (i) any mutilated Exchange Note is surrendered to the Administrative Agent, or the Administrative Agent receives evidence to its satisfaction of the destruction, loss or theft of any Exchange Note, and (ii) there is delivered to the Administrative Agent such security or indemnity as may be required by it to hold the Borrowers and the Administrative Agent harmless, then, in the absence of notice to the Borrowers, the Exchange Note Registrar or the Administrative Agent that such Exchange Note has been acquired by a protected purchaser, as defined in Section 8-303 of the UCC (a “Protected Purchaser”), and provided that the requirements of Section 8-405 of the UCC are met, the Borrowers will execute, and the Administrative Agent will authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Exchange Note, a replacement Exchange Note, except that if any such destroyed, lost or stolen Exchange Note (but not a mutilated Exchange Note) is due and payable within 7 days or has been called for redemption, instead of issuing a replacement Exchange Note, the Borrowers may pay such destroyed, lost or stolen Exchange Note when so due or payable or upon the Exchange Note Redemption Date applicable to such Exchange Note without surrender of such Exchange Note. If, after the delivery of such replacement Exchange Note or payment of a destroyed, lost or stolen Exchange Note pursuant to the preceding sentence, a Protected Purchaser of the original Exchange Note in lieu of which such replacement Exchange Note was issued (or such payment made) presents for payment such original Exchange Note, the Borrowers and the Administrative Agent will be entitled to recover such replacement Exchange Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Exchange Note (or such payment) from such Person to whom such replacement Exchange Note (or such payment) was delivered or any assignee of such Person, except a Protected Purchaser, and will be entitled to recover upon the security or indemnity provided for such replacement Exchange Note (or such payment) to the extent of any cost, expense, loss, damage, claim or liability incurred by the Borrowers or the Administrative Agent in connection with such replacement Exchange Note (or such payment).
               (b) Upon the issuance of any replacement Exchange Note under this Section 4.05, the Borrowers may require the payment by the Exchange Noteholder of such Exchange Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation to such replacement Exchange Note and any other reasonable expenses of the Borrowers and/or the Administrative Agent in connection with such replacement Exchange Note.
               (c) Every replacement Exchange Note issued pursuant to this Section 4.05 will constitute an original additional contractual obligation of the Borrowers, whether or not the mutilated, destroyed, lost or stolen Exchange Note is enforceable by anyone and, except as provided in this Agreement, will be entitled to all the benefits of this Agreement equally and proportionately with any and all other Exchange Notes duly issued under this Agreement and the related Exchange Note Supplement.
               (d) The provisions of this Section 4.05 are exclusive and preclude, to the extent lawful, all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Exchange Notes.
     Section 4.06 Payment of Principal and Interest.
               (a) Each Exchange Note will accrue interest at the applicable Exchange Note Interest Rate, and such interest will be due and payable on each applicable Payment Date. Interest and principal on the Exchange Notes will be paid by wire transfer in immediately available funds, to the account of such Exchange Noteholder (as designated by such Exchange Noteholder to the Exchange Note Registrar on or prior to the date such payment is to be made) except that the final installment of principal payable with respect to such Exchange Note on a Payment Date, an Exchange Note Redemption Date or the Final Scheduled Payment Date will be payable in accordance with Section 4.06(b). Amounts withheld under the Code or any State or local tax law by any Person from a payment to any Exchange Noteholder of interest and/or principal will be considered as having been paid by the Borrowers to such Exchange Noteholder for all purposes of this Agreement and the related Exchange Note Supplement.
               (b) The principal of each Exchange Note will be payable in accordance with Article X and the related Exchange Note Supplement. Principal payments will be due on each Exchange Note on each Payment Date in the amount set forth in the applicable Exchange Note Supplement. The entire outstanding Exchange Note Balance of each Exchange Note will become due and payable on the Final Scheduled Payment Date with respect to such Exchange Note. Notwithstanding the foregoing, the entire unpaid Exchange Note Balance of any Exchange Note will be due and payable on the date on which an Exchange Note Default with respect to such Exchange Note has occurred and is continuing, if the applicable Exchange Noteholder has declared such Exchange Note to be immediately due and payable in the manner provided in Section 6.04(c). The final installment of principal of each Exchange Note will be payable only upon presentation and surrender of such Exchange Note to the Exchange Note Registrar.
               (c) If funds are expected to be available for payment in full of the then remaining unpaid principal amount of an Exchange Note on a Payment Date, then the Administrative Agent will notify the applicable Exchange Noteholder of the date on which the Borrowers expect that the final installment of principal of and interest on such Exchange Note will be paid not later than 5 days prior to such date. Such notice will specify that such final installment will be payable only upon presentation and surrender of such Exchange Note and will specify the place where such Exchange Note may be presented and surrendered for payment of such installment.
               (d) Interest will be payable on each Exchange Note on each Payment Date in an amount equal to the Exchange Note Interest Payment Amount.
     Section 4.07 Cancellation of Exchange Notes. In connection with an optional redemption of an Exchange Note pursuant to the applicable Servicing Supplement, the Servicer (provided that the Servicer and the Lender are the same entity), by notice to the Borrowers, the Lender, the Collateral Agent and the Administrative Agent, may, pursuant to such Servicing Supplement, request that the Borrowers cancel the Exchange Note. Upon such request, the Borrowers will, pursuant to this Section 4.07, cancel the Exchange Note and, upon cancellation, if no other Exchange Notes related to such Reference Pool are Outstanding, the applicable Reference Pool will be deemed to no longer exist and the Collateral Leases and related Collateral Leased Vehicles included in such Reference Pool will be reallocated to the Revolving Facility Pool.
     Section 4.08 Acceptance of Terms of this Agreement. Each Exchange Noteholder, by accepting the related Exchange Note, will be deemed to have agreed to the terms and conditions of this Agreement with the same effect as if such Exchange Noteholder had been a party to this Agreement. A provision that is substantively identical to this Section 4.08 will be included in each Exchange Note.
ARTICLE V
REPRESENTATIONS, WARRANTIES AND COVENANTS
     Until all of the Secured Obligations have been paid in full, the Revolving Facility has been terminated and this Agreement has been terminated:

     Section 5.01 Existence(a) . Each Borrower will maintain its existence, rights and franchises as a limited liability company under the Delaware LLC Act (unless it becomes, or any successor to such Borrower under this Agreement is or becomes, organized under the laws of any other State or of the United States, in which case such Borrower will maintain its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification in each jurisdiction in which such qualification is or will be necessary to protect the validity and enforceability of this Agreement, the Exchange Notes and the Collateral. Each Borrower is not an “investment company” or controlled by an “investment company” as defined by the Investment Company Act.
     Section 5.02 Protection of Collateral. In connection with the performance by the Collateral Agent of its duties under Section 3.01(b), the Borrowers will execute and deliver all supplements and amendments to this Agreement and all financing statements, continuation statements, instruments of further assurance and other instruments (including a “Certificate of Security” in the forms attached hereto as Exhibit F in the states where such certificate is required by law for the purposes set forth below), and will take such other action necessary or advisable (including recording such financing statements or other instruments in a public filing office) to:
               (a) maintain or preserve the security interest (and the priority of any security interest) of this Agreement or carry out more effectively the purposes of this Agreement;
               (b) perfect, publish notice of or protect the validity of the security interest granted under this Agreement;
               (c) enforce any of the Collateral; or
               (d) preserve and defend title to the Collateral and the rights of the Collateral Agent and the Secured Parties in such Collateral against the claims of all Persons.
The Borrowers authorize the Administrative Agent and the Collateral Agent Administrator to file any financing statement, continuation statement or other instrument required to be filed pursuant to this Section 5.02.
     Section 5.03 Performance of Obligations; Servicing.
               (a) No Release of Material Covenants or Obligations. The Borrowers will not take any action, and will use commercially reasonable efforts not to permit any action to be taken by others, that would release any Person from any of such Person’s material covenants or obligations under any instrument or agreement included in the Collateral or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as provided in this Agreement and the other Basic Documents. Except as otherwise permitted in any Basic Document, the Borrowers will not amend, modify, waive, supplement, terminate or surrender the terms of any Collateral or any Basic Document without first obtaining the consent of the Lender, and the consent of each Exchange Noteholder materially adversely affected thereby.
               (b) Contracting. The Borrowers may contract with other Persons to assist them in performing their duties under this Agreement, and any performance of such duties by a Person identified to the Lender and the Administrative Agent in an Officer’s Certificate of the Borrowers will be deemed to be action taken by the Borrowers.
               (c) Performance of Obligations. The Borrowers will timely perform and observe all of their obligations and agreements contained in this Agreement and the other Basic Documents.
     Section 5.04 Negative Covenants. So long as any Advance or Exchange Note is Outstanding, the Borrowers will not:
               (a) directly or indirectly, make payments to or distributions from any Collection Account or otherwise sell, transfer or dispose of any Collateral, except in accordance with this Agreement, any related Exchange Note Supplement and the other Basic Documents;
               (b) claim any credit on, or make any deduction from the principal or interest payable in respect of, the Advance or Exchange Notes (other than amounts withheld from such payments under the Code or any State or local tax law) or assert any claim against the Lender or any present or former Exchange Noteholder by reason of the payment of the taxes levied or assessed upon the Borrowers or the Collateral;
               (c) dissolve or liquidate in whole or in part; or
               (d) (i) permit the validity or effectiveness of this Agreement to be impaired, or permit the security interest granted under this Agreement to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Advances or Exchange Notes under this Agreement except as permitted by this Agreement or other Basic Document, (ii) permit any Lien (other than the security interest granted under this Agreement or a Permitted Lien) to be created on or extend to or otherwise arise upon or burden the assets of the Borrowers, or any part of the Collateral or any interest in the Collateral or the proceeds of the Collateral, (iii) permit the security interest granted under this Agreement not to constitute a valid first priority (other than with respect to Permitted Liens) security interest in the Collateral or (iv) permit any Person to be released from any covenants or obligations under this Agreement except as permitted by this Agreement or other Basic Document.
     Section 5.05 Opinions as to Collateral. On or before April 30 of each calendar year beginning in 2008, if an Exchange Note was Outstanding during any portion of the preceding calendar year and such Exchange Note is still Outstanding on April 30 of such year, the Borrowers will furnish to the Administrative Agent an Opinion of Counsel stating that, in the opinion of such counsel, either:
          (a) (i) in the case of the Collateral other than the Collateral Leased Vehicles, such action has been taken with respect to the recording, filing, re-recording and refiling of this Agreement, any amendments, any financing statements and continuation statements and any other requisite documents, as applicable, and with respect to the taking of any other action required by law, as is necessary to maintain the security interest granted in such Collateral under this Agreement, and reciting the details of such action and (ii) in the case of the Collateral Leased Vehicles, procedures have been established that if followed would be sufficient to maintain the security interest granted in such Collateral Leased Vehicles under this Agreement; or
          (b) stating that in the opinion of such counsel no such action is necessary to maintain such security interest.
     Section 5.06 Annual Statement as to Compliance. An Authorized Person of each Borrower will deliver to the Administrative Agent, on or before April 30 of each calendar year beginning in 2008, if an Exchange Note was Outstanding during any portion of the preceding calendar year and such Exchange Note is still Outstanding on April 30 of such year, an Officer’s Certificate stating, as to the Authorized Person signing such Officer’s Certificate, that:
               (a) a review of such Borrower’s performance under this Agreement during the portion of the preceding calendar year during which the Exchange Note was Outstanding has been made under such Authorized Person’s supervision; and
               (b) to such Authorized Person’s knowledge, based on such review, such Borrower has complied with the conditions and covenants under this Agreement in all material respects during the portion of such calendar year during which the Exchange Note was Outstanding, or, if there has been a failure in its compliance with any such condition or covenant in any material respect that is continuing, specifying each such failure known to such Authorized Person and the nature and status of such failure.
     Section 5.07 Borrowers May Consolidate, etc., Only on Certain Terms. No Borrower will consolidate or merge with or into any other Person or, except as provided in the related Titling Company Agreement and the other Basic Documents, transfer all or substantially all of its properties and assets to any other Person unless, in either case:
               (a) the Person (if other than the applicable Borrower) formed by or surviving such consolidation or merger or acquiring such properties and assets, as the case may be (i) is organized and existing under the laws of the United States or any State and (ii) assumes, by a supplement to this Agreement, executed and delivered to the Administrative Agent, in form satisfactory to the Administrative Agent, the due and punctual payment of the principal of and interest on all of the Secured Obligations and the performance or observance of every agreement and covenant of this Agreement to be performed or observed by such Borrower, all as provided in this Agreement;

               (b) immediately after giving effect to such consolidation or merger, no Potential Facility Default, Facility Default, Potential Exchange Note Default or Exchange Note Default will have occurred and be continuing; and
               (c) each Borrower has received an Opinion of Counsel (and has delivered copies of such Opinion of Counsel to the Administrative Agent) substantially to the effect that such consolidation, merger or transfer will not cause any Exchange Note to be deemed sold or exchanged for purposes of Section 1001 of the Code;
               (d) each Borrower has received an Opinion of Counsel (and has delivered copies of such Opinion of Counsel to the Administrative Agent) substantially to the effect that such consolidation, merger or transfer will not cause any Borrower to be treated as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes;
               (e) any action that is necessary to maintain the security interest granted under this Agreement has been taken; and
               (f) the Borrower proposing to consummate such merger, consolidation or transfer has delivered to the Administrative Agent an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation or merger and such amendment comply with this Article V and that all conditions precedent in this Agreement provided for relating to such consolidation or merger have been complied with (including any filing required by the Securities Exchange Act of 1934).
     Section 5.08 Successor or Transferee. Upon any consolidation, merger or transfer in accordance with Section 5.07:
               (a) the Person formed by or surviving such consolidation or merger (if other than the applicable Borrower) or the Person acquiring the properties and assets of the applicable Borrower, as the case may be, will succeed to, and be substituted for, and may exercise every right and power of, such Borrower under this Agreement with the same effect as if such Person had been named as a Borrower in this Agreement; and
               (b) in the case of a transfer of all or substantially all of the properties and assets of any Borrower, such Borrower will be released from every covenant and agreement of this Agreement to be performed or observed by such Borrower, immediately upon the delivery of notice to the Administrative Agent stating that such Borrower is to be so released.
     Section 5.09 No Unauthorized Activities. No Borrower will engage in any activity other than as required or authorized by this Agreement, the other Basic Documents or the Titling Company Agreement governing such Borrower.
     Section 5.10 Limitation on Obligations. Except as contemplated by this Agreement, the other Basic Documents and the Titling Company Agreement governing such Borrower, no Borrower will incur, assume, guarantee or endorse any indebtedness unless any such indebtedness will be limited in recourse to assets of the Borrower other than the Collateral.
     Section 5.11 Further Instruments and Acts. Upon request of the Administrative Agent, the Borrowers will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out the purposes of this Agreement.
     Section 5.12 Representations and Warranties by the Borrowers as to Security Interest. Effective as of each Exchange Note Issuance Date, subject to the related Exchange Note Supplement, the Borrowers make the following representations and warranties:
               (a) This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Collateral in favor of the Collateral Agent prior to all other Liens (other than Permitted Liens) and enforceable as such against creditors of and purchasers from the Borrowers. Other than the Permitted Liens and the security interest granted to the Collateral Agent pursuant to this Agreement, the Borrowers have not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any part of the Collateral, including the Reference Pool with respect to such Exchange Note.
               (b) The Borrowers own and have good and marketable title to the portion of the Collateral constituting the Reference Pool with respect to such Exchange Note. The Collateral, including the Collateral included in the Reference Pool with respect to such Exchange Note, is free and clear of any Lien (other than a Permitted Lien) of any Person (other than the Collateral Agent and other than as permitted by this Agreement and the other Basic Documents).
               (c) The Borrowers have caused the filing of all financing statements in all appropriate jurisdictions in order to perfect the security interest granted in the Collateral to the Collateral Agent (to the extent that a security interest can be perfected by such filing). The Borrowers have not authorized the filing of and are not aware of any financing statements against the Borrowers that include a description of collateral covering any part of the Collateral, including the Collateral included in the Reference Pool with respect to such Exchange Note, other than any financing statements relating to the security interest granted to the Collateral Agent. The Borrowers are not aware of any judgment or tax lien filings against them.
               (d) All of the Permitted Investments with respect to such Exchange Note have been and will be credited to the related Collection Account. The securities intermediary for each Securities Account has agreed or will agree in an account control agreement to (i) treat all assets credited to the Collection Accounts as “financial assets” within the meaning of the applicable UCC and (ii) comply with all instructions originated by the secured party as set forth in the applicable account control agreement relating to the Collection Accounts without further consent by the Borrowers. The Collection Accounts are not in the name of any Person other than one or more of the

Borrowers, the Collateral Agent or, if debt obligations that are secured by the applicable Exchange Note have been issued, the applicable indenture trustee. The Borrowers have not consented to the securities intermediary of any Collection Account with respect to such Exchange Note complying with entitlement orders of any Person other than the Collateral Agent or, if debt obligations secured by an Exchange Note have been issued, the applicable indenture trustee.
     Section 5.13 Audits. Each Borrower agrees that, with reasonable prior notice, it will permit any authorized representative of the Administrative Agent or the Servicer during such Borrower’s normal business hours, to examine and audit the books of account, records, reports and other documents and materials of such Borrower relating to the performance of such Borrowers’ obligations under this Agreement. In addition, each Borrower will permit such representatives to make copies and extracts of any such books and records and to discuss the same with such Borrower’s officers and Independent certified public accountants, all at such reasonable times and as often as may reasonably be requested. The Administrative Agent and the Servicer will, and will cause its authorized representatives to, hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Administrative Agent or the Servicer, as the case may be, may reasonably determine that such disclosure is consistent with its obligations under this Agreement. The Borrowers will maintain all such pertinent books, records and other written information for a period of 2 years after the termination of its obligations under this Agreement.
ARTICLE VI
DEFAULTS AND REMEDIES
     Section 6.01 Facility Default.
               (a) The occurrence of (i) an Insolvency Event with respect to any Borrower or (ii) the delivery of a notice of termination pursuant to Section 8.1(c) of the Servicing Agreement following a Facility Servicer Event of Default (unless, in the case of this clause (ii), a successor Servicer has accepted its appointment on or before the date specified in such notice of termination pursuant to Section 8.4(c) of the Servicing Agreement) will constitute a “Facility Default.”
               (b) Within 5 Business Days after an Authorized Person of Ford Credit or any Borrower first has actual knowledge of the occurrence of a Potential Facility Default or a Facility Default, the Borrowers will notify the Lender, the Administrative Agent and each Exchange Noteholder of its status and what action, if any, the Borrowers are proposing to take with respect to such Potential Facility Default or Facility Default.
               (c) Upon the occurrence of a Facility Default, without any declaration or other action on the part of the Administrative Agent, the Lender or any Exchange Noteholder, (i) the Revolving

Facility will terminate and (ii) the Revolving Facility Balance, the Exchange Note Balance of each Exchange Note and all accrued and unpaid interest on the Revolving Facility Balance and on each Exchange Note will become immediately due and payable.
     Section 6.02 Early Termination Event.
               (a) Any of the following events or occurrences will constitute an “Early Termination Event” with respect to the Revolving Facility:
               (i) Failure to Pay Principal. The Borrowers fail to pay or cause to be paid (A) any principal of any Advance on the Facility Termination Date or (B) the Revolving Facility Principal Payment Amount due on any Payment Date and, if such failure is due to an administrative omission, mistake or technical difficulty such failure continues for 5 Business Days after the date when such principal became due;
               (ii) Failure to Pay Interest. The Borrowers fail to pay or cause to be paid any part of the Revolving Facility Interest Payment Amount when due, and such failure continues for 5 Business Days after the due date; or
               (iii) Breach of Covenant, Representation or Warranty. (A) Either (x) a default in the observance or performance of any covenant or agreement of the Borrowers made in this Agreement (other than a covenant or agreement, a default in the observance or performance of which is specifically covered elsewhere in this Section 6.02) or (y) any representation or warranty of the Borrowers made in this Agreement or in any certificate or other document delivered in connection with this Agreement proves to have been incorrect in any material respect as of the time made and, in each case, and (B)(x) the Lender is materially and adversely affected by such default or the incorrectness of such representation or warranty, as the case may be and (y) such default or incorrectness is not cured on or before the 60th day after the Borrowers received a notice from the Lender that states that it is a “Notice of Default” and specifies the default.
               (b) Within 5 Business Days after an Authorized Person of any Borrower first has actual knowledge of the occurrence of a Potential Early Termination Event or an Early Termination Event, the Borrowers will notify the Lender and the Administrative Agent of its status and what action, if any, the Borrowers are taking or proposing to take with respect to such Potential Early Termination Event or Early Termination Event.
               (c) If an Early Termination Event has occurred, then the Lender may, by notice to the Borrower and the Administrative Agent (which notice will be effective immediately), (i) terminate the Revolving Facility and (ii) declare the Revolving Facility Balance, together with accrued and unpaid interest thereon to be immediately due and payable.
     Section 6.03 Revolving Facility Remedies.

               (a) If a Facility Default or an Early Termination Event has occurred (and in the case of an Early Termination Event, after the Lender has taken the actions described in Section 6.02(c)), subject to Article X, the Lender may (i) commence appropriate Proceedings and pursue any of its other rights, remedies, powers or privileges under this Agreement or otherwise and (ii) direct the Collateral Agent to (and the Collateral Agent will) (x) institute Proceedings for the complete or partial foreclosure on the Collateral included in the Revolving Facility Pool, (y) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Lender and, to the extent of the Collateral included in the Revolving Facility Pool, the Collateral Agent and/or (z) sell or otherwise liquidate all or any portion of the Collateral included in the Revolving Facility Pool, or any right or interest in such Collateral, at one or more public or private sales called and conducted in any manner permitted by law.
               (b) The proceeds of any liquidation or sale of the Collateral included in the Revolving Facility Pool pursuant to Section 6.03(a)(ii)(z) will be applied in the following order of priority:
               (i) to pay the Collateral Agent any amounts due with respect to the Revolving Facility or the Revolving Facility Pool under Section 3.01(c) or Article VIII;
               (ii) to pay to the Administrative Agent any amounts due with respect to the Revolving Facility or the Revolving Facility Pool under Section 7.05 or Article VIII;
               (iii) to make the payments described in Section 10.02(a),
               (iv) to the Lender, to pay all accrued and unpaid interest on the Advances and then to the extent necessary to reduce the Revolving Facility Balance to zero; and
               (v) in the manner and in the priority described Section 10.02(e) and (f).
     Section 6.04 Exchange Note Defaults.
               (a) Except to the extent otherwise provided in the related Exchange Note Supplement, any of the following events or occurrences with respect to any Exchange Note will constitute an “Exchange Note Default,” solely with respect to such Exchange Note:
               (i) Failure to Pay Principal. The Borrowers fail to pay or cause to be paid any principal of such Exchange Note on the applicable Final Scheduled Payment Date and, if such failure is due to an administrative omission, mistake or technical difficulty such failure continues for three (3) Business Days after the date when such principal became due or such other length of time as specified in the Exchange Note Supplement;

               (ii) Failure to Pay Interest. The Borrowers fail to pay or cause to be paid any part of the Exchange Note Interest Payment Amount, as specified in the Exchange Note Supplement, when due, and such failure continues for five (5) Business Days after the due date or such other length of time as specified in the Exchange Note Supplement;
               (iii) Breach of Covenant. There is a default in the observance or performance of any covenant or agreement of the Borrowers made in this Agreement or the related Exchange Note Supplement (other than a covenant or agreement, a default in the observance or performance of which is specifically covered by another Exchange Note Default), the Exchange Noteholders of such Exchange Note are materially and adversely affected by such default and such default is not cured (x) on or before the 60th day after the Borrowers have received a notice that states that it is a “Notice of Exchange Note Default” and specified the default or (y) within the period specified in the related Exchange Note Supplement; and
               (iv) Breach of Representation or Warranty. Any representation or warranty of the Borrowers made in this Agreement, the Exchange Note Supplement or in any certificate or other document delivered in connection with this Agreement or the related Exchange Note Supplement with respect to such Exchange Note proves to have been incorrect as of the time made, the Exchange Noteholders of such Exchange Note are materially and adversely affected by such incorrectness and such incorrectness is not cured (x) on or before the 60th day after the Borrowers have received a notice that states that it is a “Notice of Exchange Note Default” and specified the default or (y) within the period specified in the related Exchange Note Supplement.
               (b) Within 5 Business Days after an Authorized Person of any Borrower first has actual knowledge of the occurrence of a Potential Exchange Note Default or an Exchange Note Default with respect to any Exchange Note, the Borrowers will notify the Servicer, the Administrative Agent and the related Exchange Noteholder of its status and what action, if any, the Borrowers are taking or proposing to take with respect to such Potential Exchange Note Default or Exchange Note Default. The Servicer will send a copy of such notice to any other parties to whom the related Exchange Note has been pledged.
               (c) If an Exchange Note Default occurs and is continuing with respect to any Exchange Note, the related Exchange Noteholder may, by notice to the Borrowers, the Servicer, the Collateral Agent and the Administrative Agent, declare such Exchange Note to be immediately due and payable, and upon any such declaration the Exchange Note Balance of such Exchange Note, together with accrued and unpaid interest thereon through the date of acceleration, will become immediately due and payable.
     Section 6.05 Exchange Note Remedies.

               (a) If a Facility Default or an Exchange Note Default has occurred (and in the case of an Exchange Note Default, the Exchange Noteholder has taken the action described in Section 6.04(c)), and subject to Article X, the related Exchange Noteholder may (i) commence appropriate Proceedings and pursue any of its other rights, remedies, powers or privileges under this Agreement or otherwise; and (ii) direct the Collateral Agent to and the Collateral Agent will (x) institute Proceedings for the complete or partial foreclosure on the Collateral Leases and Collateral Leased Vehicles included in the related Reference Pool; (y) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of such Exchange Noteholder; and/or (z) sell or otherwise liquidate all or a portion of the Collateral included in the Reference Pool with respect to such Exchange Note, or any rights or interest included in such Collateral at one or more public or private sales called and conducted in any manner permitted by law.
               (b) The proceeds of any liquidation or sale of the Collateral included in any Reference Pool pursuant to Section 6.04(a)(ii)(z) will be applied in accordance with the applicable Exchange Note Supplement.
     Section 6.06 Rights and Remedies Cumulative . No right or remedy conferred upon or reserved to the Lender or an Exchange Noteholder in this Agreement is intended to be exclusive of any other right or remedy, and every right and remedy, to the extent permitted by law, will be cumulative and in addition to every other right and remedy given under this Agreement or now or hereafter existing at law or in equity or otherwise. The assertion or exercise of any right or remedy under this Agreement, or otherwise, will not prevent the concurrent assertion or exercise of any other appropriate right or remedy.
     Section 6.07 Delay or Omission Not a Waiver . No delay or omission of the Lender or any Exchange Noteholder, as applicable, to exercise any right or remedy accruing upon any Early Termination Event or Exchange Note Default will impair any such right or remedy, constitute a waiver of, or any acquiescence of, any such Early Termination Event or Exchange Note Default. Every right and remedy conferred by this Article VI or by law to the Lender or to an Exchange Noteholder, as applicable, may be exercised from time to time, and as often as may be deemed expedient, by the Lender or by the Exchange Noteholder, as the case may be.
     Section 6.08 Waiver of Past Defaults.
               (a) Prior to (i) the termination of the Revolving Facility and the declaration of the Revolving Facility Balance as immediately due and payable as provided in Section 6.02(c), or (ii) the declaration of the acceleration of the maturity of the applicable Exchange Note as provided in Section 6.04(c), the Lender or the Exchange Noteholder, as applicable, may waive or rescind, by notice to the Borrowers, the Servicer, the Collateral Agent and the Administrative Agent, any past Early Termination Event or Exchange Note Default, as applicable, and its consequences except an Early Termination Event or Exchange Note Default in the payment of principal or interest due with respect to the Revolving Facility or any Exchange Note and the Servicer has deposited into the applicable Collection Account a sum sufficient to pay:
               (i) all payments of principal of and interest on the applicable Exchange Note and all other amounts that would then be due under such Exchange Note if the Exchange Note Event of Default giving rise to such acceleration had not occurred; and
               (ii) all other amounts owed in respect of the applicable Exchange Note in accordance with this Agreement and the related Exchange Note Supplement.
               (b) Upon any such waiver or rescission, such Early Termination Event or Exchange Note Default, as applicable, will cease to exist and be deemed to have been cured and not to have occurred, but no such waiver or rescission will extend to any subsequent or other Early Termination Event or Exchange Note Default, as applicable, or impair any right consequent thereto. Any such rescission, consent or waiver by an Exchange Noteholder will be conclusive and binding upon such Exchange Noteholder and upon all future Holders of such Exchange Note and of any Exchange Note issued upon the registration of transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such rescission, consent or waiver is made upon such Exchange Note.
ARTICLE VII
THE ADMINISTRATIVE AGENT
     Section 7.01 Duties of the Administrative Agent.
               (a) If an Exchange Note Default, an Early Termination Event or a Facility Default has occurred and is continuing, the Administrative Agent will exercise the rights and powers vested in it by this Agreement and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.
               (b) Except during the continuance of an Exchange Note Default, an Early Termination Event or a Facility Default:
               (i) the Administrative Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and no implied covenants or obligations are to be read into this Agreement against the Administrative Agent; and
               (ii) in the absence of bad faith, negligence or willful misconduct on its part, the Administrative Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions furnished to it, upon any certificates or opinions furnished to it and, if required by the terms of this Agreement, conforming to the requirements of this Agreement; provided that the Administrative Agent will examine any such certificates and opinions to determine whether or not they conform on their face to the requirements of this Agreement.
               (c) The Administrative Agent will not be liable for any action it takes or omits to take in the absence of bad faith which it believes to be authorized or within its rights or powers. However, the Administrative Agent may not be relieved from liability for its own willful misconduct, negligence or bad faith, except that:
               (i) this Section 7.01 does not limit Section 7.02;
               (ii) the Administrative Agent will not be liable for any error of judgment made in the absence of bad faith by an Authorized Person unless it is proved that the Administrative Agent was negligent in ascertaining the pertinent facts; and
               (iii) the Administrative Agent will not be liable with respect to any action it takes or omits to take in the absence of bad faith in accordance with a direction received by it from the Lender or any Exchange Noteholder with respect to the exercise of remedies pursuant to Article VI.
               (d) The Administrative Agent will not be liable for interest on any money received by it except as the Administrative Agent may agree with the Borrowers.
               (e) Money held in trust by the Administrative Agent need not be segregated from other funds except to the extent required by law or this Agreement.
               (f) The Administrative Agent, if it has reasonable grounds to believe that repayment of funds advanced by it or adequate indemnity satisfactory to it against such risk or liability is not reasonably assured to it, is not required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under this Agreement or in the exercise of any of its rights or powers by any provision of this Agreement.
               (g) Every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Administrative Agent is subject to the provisions of this Section 7.01.
               (h) The Administrative Agent will not be charged with knowledge of the occurrence of any Potential Facility Default, Facility Default, Potential Exchange Note Default, Exchange Note Default, Potential Early Termination Event or Early Termination Event unless either (i) an Authorized Person of the Administrative Agent has actual knowledge of such occurrence or (ii) notice of such occurrence has been given to the Administrative Agent in accordance with this Agreement.

     Section 7.02 Rights of Administrative Agent.
               (a) Before the Administrative Agent acts or refrains from acting, it may require an Officer’s Certificate and/or an Opinion of Counsel. The Administrative Agent will not be liable for any action it takes or omits to take in the absence of bad faith in reliance on an Officer’s Certificate or Opinion of Counsel. However, the Administrative Agent will examine any such Officer’s Certificates and Opinions of Counsel to determine whether or not they conform on their face to the requirements of this Agreement.
               (b) The Administrative Agent may execute any of the trusts or powers under this Agreement or perform any duties under this Agreement either directly or by or through agents or attorneys or a custodian or nominee, and the Administrative Agent will not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, counsel, custodian or nominee appointed with due care by it under this Agreement.
               (c) The Administrative Agent may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Agreement will be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it under this Agreement in the absence of bad faith and in accordance with the advice or opinion of such counsel.
               (d) The Administrative Agent is under no obligation to exercise any of the rights or powers vested in it by this Agreement or to honor the request or direction of any of the Exchange Noteholders pursuant to this Agreement unless such Exchange Noteholders have offered to the Administrative Agent reasonable security or indemnity satisfactory to it from and against the reasonable costs, expenses and disbursements that might be incurred by the Administrative Agent in complying with such request or direction.
               (e) The Administrative Agent may rely and will be protected in acting or refraining from acting upon any resolution, certificate, statement, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Administrative Agent need not investigate any fact or matter stated in any such document.
     Section 7.03 Individual Rights of Administrative Agent. The Administrative Agent, in its individual or any other capacity, may deal with the Borrowers or any of their Affiliates with the same rights it would have if it were not Administrative Agent.
     Section 7.04 Administrative Agent’s Disclaimer. The Administrative Agent will not be (a) responsible for, and does not make any representation as to, the validity or adequacy of this Agreement, any Exchange Note Supplement or any of the Exchange Notes, (b) accountable for the Borrowers’ use of the funds advanced under the Revolving Facility, or (c) responsible for any statement of the Borrowers in this Agreement (all of which will be deemed to be statements of the Borrowers) other than the certificate of authentication of the Administrative Agent.
     Section 7.05 Compensation. The Borrowers or their respective Tilting Company Administrators will pay or cause to be paid to Administrative Agent as compensation for the Administrative Agent’s services under this Agreement such fees as have been separately agreed upon from time to time between the Borrowers and the Administrative Agent. The Administrative Agent’s compensation will not be limited by any law on compensation of a trustee of an express trust. The Borrowers or their respective Tilting Company Administrators will reimburse the Administrative Agent (or cause the Administrative Agent to be reimbursed) for all reasonable out-of-pocket expenses incurred or made by the Administrative Agent, including costs of collection, and the reasonable compensation, expenses and disbursements of the Administrative Agent’s agents, counsel, accountants and experts, but excluding any expenses incurred by the Administrative Agent through the Administrative Agent’s own willful misconduct, negligence or bad faith.
     Section 7.06 Replacement of Administrative Agent.
               (a) No resignation or removal of the Administrative Agent, and no appointment of a successor Administrative Agent, will become effective until the acceptance of appointment by the successor Administrative Agent pursuant to this Section 7.06. The Administrative Agent may resign by notifying the Lender. The Lender may remove the Administrative Agent with or without cause by notifying the Administrative Agent and the Borrowers and following such removal or resignation may appoint a successor Administrative Agent. Following the effective removal or resignation of any Person in the capacity of Administrative Agent, the obligations (solely in the case of obligations performed, or required to be performed, prior to such termination) of such Person in such capacity will terminate.
               (b) The Lender will remove the Administrative Agent if:
               (i) the Administrative Agent fails to comply with Section 7.08;
               (ii) an Insolvency Event occurs with respect to the Administrative Agent;
               (iii) a receiver or other public officer takes charge of the Administrative Agent or its property; or
               (iv) as evidenced by an Opinion of Counsel, the Administrative Agent becomes legally unable to act or otherwise incapable of acting as Administrative Agent.
               (c) If the Administrative Agent resigns or is removed or if a vacancy exists in the office of the Administrative Agent for any reason, the Borrowers will, appoint a successor Administrative Agent promptly.

               (d) Not later than 5 Business Days following the appointment of a successor Administrative Agent, the retiring Administration Agent will transfer to such successor Administrator Agent, and such successor Administrative Agent will acquire from the retiring Administrative Agent, its entire membership interest in the Collateral Agent, and take all other actions necessary to vest in such successor Administrative Agent all rights with respect to the ownership and control of, and transfer to such successor all records maintained with respect to, the Collateral Agent. Any successor Administrative Agent may not include, and the membership interest in the Collateral Agent may not be transferred to, Ford Credit or any of its Affiliates.
               (e) Any successor Administrative Agent must execute and deliver an acceptance of its appointment to the retiring Administrative Agent, the Borrowers and the Servicer and thereupon the resignation or removal of the retiring Administrative Agent will become effective, and such successor Administrative Agent will have all the rights, powers, duties and obligations of the Administrative Agent under this Agreement. The Borrowers will pay all amounts accrued through the effective date and unpaid to the retiring Administrative Agent upon the retiring Administrative Agent’s resignation or removal. The successor Administrative Agent will deliver a notice of its succession to the Exchange Noteholders. The retiring Administrative Agent will promptly transfer all property held by it as Administrative Agent to the successor Administrative Agent.
               (f) If a successor Administrative Agent does not take office within 60 days after the retiring Administrative Agent resigns or is removed, the retiring Administrative Agent, the Borrowers, the Lenders or any Exchange Noteholder may petition any court of competent jurisdiction for the appointment of a successor Administrative Agent. If the Administrative Agent fails to comply with Section 7.08, and the Lender fails to remove the Administrative Agent pursuant to Section 7.06(b)(i), any Exchange Noteholder may petition any court of competent jurisdiction for the removal of the Administrative Agent and the appointment of a successor Administrative Agent.
     Section 7.07 Successor Administrative Agent by Merger, Conversion or Transfer. If the Administrative Agent consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another Person, the resulting, surviving or transferee Person will be the successor Administrative Agent so long as such Person is otherwise qualified and eligible under Section 7.08 and complies with Section 7.06(d) and Section 7.06(e).
     Section 7.08 Eligibility; Disqualification. The Administrative Agent or its parent must have a combined capital and surplus of at least $50,000,000 as set forth in its most recent annual published report of condition, must have a long-term unsecured debt rating of investment grade by each of S&P and Moody’s and must not be Ford Credit or any Affiliate of Ford Credit.

ARTICLE VIII
INDEMNIFICATION
     Section 8.01 Indemnification of Administrative Agent and Collateral Agent. The Borrowers will, or will cause their respective Titling Company Administrators to, indemnify, defend and hold harmless the Administrative Agent, the Collateral Agent and their respective officers, directors, employees and agents (each, an “Indemnified Person”), from and against any and all costs, expenses, losses, damages, claims and liabilities incurred by it in connection with the acceptance, administration and performance of their respective duties and obligations under this Agreement, including the costs and expenses of defending themselves against any loss, damage, claim or liability incurred by it in connection with the exercise or performance of any of its powers or duties under this Agreement, but excluding any cost, expense, loss, damage, claim or liability incurred by the Administrative Agent through the Administrative Agent’s own willful misconduct, negligence or bad faith.
     Section 8.02 Indemnification Procedures. Promptly upon receipt by an Indemnified Person, of notice of the commencement of any Proceeding against any such Indemnified Person, such Indemnified Person will, if a claim in respect of such Proceeding is to be made under Section 8.01, notify the Borrowers and their respective Titling Company Administrators of the commencement of such Proceeding. Failure by the Indemnified Person to so notify the Borrowers and their respective Titling Company Administrators will not relieve the Borrowers and their respective Titling Company Administrators of their obligations under this Section 8.02; provided that the Borrowers and their respective Titling Company Administrators have not been materially prejudiced by such failure to so notify and notice is given within 180 days of the Indemnified Person learning of such Proceeding.
          The Borrowers, or, if the Borrowers so cause, their respective Titling Company Administrators, may participate in and assume the defense and settlement of any such Proceeding at their expense, and no settlement of such Proceeding may be made without the approval of the Borrowers or their respective Titling Company Administrators, as applicable, and such Indemnified Person, which approvals will not be unreasonably withheld, delayed or conditioned. After notice from the Borrowers to the Indemnified Person of the intention of the Borrowers to assume the defense of such Proceeding with counsel reasonably satisfactory to the Indemnified Person, and so long as the Borrowers so assume the defense of such Proceeding in a manner reasonably satisfactory to the Indemnified Person, the Borrowers will not be liable for any legal expenses of counsel to the Indemnified Person unless there is a conflict between the interests of the Borrowers, on one hand, and an Indemnified Person, on the other hand, in which case the Borrowers will pay for the separate counsel reasonably acceptable to the Borrowers and such Indemnified Person.
     Section 8.03 Survival.

          The payment obligations of the Borrowers to the Administrative Agent and the Collateral Agent pursuant to this Article VIII will survive the resignation or removal of the Administrative Agent and the termination of this Agreement. When the Administrative Agent or the Collateral Agent incurs expenses after the occurrence of a Facility Default, the expenses are intended to constitute expenses of administration under the Bankruptcy Code or any other applicable federal or State bankruptcy, insolvency or similar law.
ARTICLE IX
AMENDMENTS
     Section 9.01 Amendments Without Consent of Exchange Noteholders.
               (a) The Borrowers, the Collateral Agent, the Lender and the Administrative Agent may enter into one or more amendments to this Agreement and any Exchange Note Supplement, without the consent of any Exchange Noteholder, to:
               (i) cure any ambiguity in or to correct or supplement the description of any property subject to the security interest granted under this Agreement or any Exchange Note Supplement, or better to assure, convey and confirm unto the Collateral Agent any property subject or required to be subjected to the security interest granted under this Agreement or any Exchange Note Supplement, or to subject to the security interest granted under this Agreement or any Exchange Note Supplement additional property;
               (ii) add to the covenants of the Borrowers, or to surrender any right or power conferred upon the Borrowers in this Agreement or any Exchange Note Supplement, in each case for the benefit of the Secured Parties;
               (iii) convey, transfer, assign, mortgage or pledge any property to the Collateral Agent;
               (iv) to cure any ambiguity in or to correct or supplement any provision in this Agreement or any Exchange Note Supplement that may be inconsistent with any other provision in this Agreement or any Exchange Note Supplement or in any amendment or to make any other provisions with respect to matters or questions arising under this Agreement or any Exchange Note Supplement which will not be inconsistent with the provisions of this Agreement or any Exchange Note Supplement; provided that such action does not materially adversely affect the interests of the Exchange Noteholders; or
               (v) to evidence the acceptance of the appointment under this Agreement of a successor Administrative Agent or successor Collateral Agent.

     All amendments pursuant to this Section 9.01 will be in form reasonably satisfactory to the Administrative Agent. The Administrative Agent and the Collateral Agent are authorized to join in the execution of any such amendment and to make any further appropriate agreements and stipulations that may be contained in such amendment.
               (b) The Borrowers, the Collateral Agent, the Lender and the Administrative Agent may enter into one or more amendments to this Agreement or any Exchange Note Supplement, without the consent of any Exchange Noteholder (including in connection with an amendment to an Exchange Note Supplement, the Exchange Noteholder of the Exchange Note issued pursuant to such supplement), to add any provisions to, or change any manner or eliminate any of the provisions of, this Agreement or any Exchange Note Supplement or of modify in any manner the rights of any Exchange Noteholder under this Agreement and its related Exchange Note Supplement, except as provided in such Exchange Note Supplement; provided that the Borrowers deliver an Officer’s Certificate to the Administrative Agent to the effect that such amendment will not materially adversely affect the interests of any Exchange Noteholder (other than Exchange Noteholders who have consented to such amendment).
     Section 9.02 Amendments with Consent of Exchange Noteholders(a) Subject to Section 9.01, this Agreement may be amended (in any manner and for any purpose) by the Borrowers, the Collateral Agent, the Lender and the Administrative Agent if each Exchange Noteholder of an Outstanding Exchange Note has consented to such amendment.
               (b) Subject to Section 9.01, any Exchange Note Supplement may be amended (in any manner and for any purpose) by the Borrowers, the Collateral Agent, the Lender and the Administrative Agent if the Exchange Noteholder of the related Outstanding Exchange Note has consented to such amendment.
     Section 9.03 Tax Opinion Requirement. Notwithstanding any other part of this Article IX, no amendment to this Agreement or any Exchange Note Supplement will be effective unless the Borrowers deliver an Opinion of Counsel to the Administrative Agent, in form reasonably satisfactory to it, to the effect that such amendment will not (a) cause any Exchange Note to be deemed sold or exchanged for purposes of Section 1001 of the Code or (b) cause any Borrower to be treated as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.
     Section 9.04 Execution of Amendments. In executing any amendment permitted by this Article IX, the Administrative Agent will be entitled to receive, and subject to Section 7.01 and Section 7.02, will be fully protected in relying upon, an Opinion of Counsel stating that (i) the execution of such amendment is authorized or permitted by the Agreement and (ii) all conditions precedent to the execution and delivery of such amendment have been satisfied. The Administrative Agent may, but is not be obligated to, enter into any such amendment that affects the Administrative Agent’s own rights, powers, duties, obligations, liabilities or immunities under the Agreement.

ARTICLE X
CREDITORS’ RELATIONS
     Section 10.01 Allocation of Collections; Intercreditor Agreement. The Lender and the Administrative Agent, by entering into this Agreement, and each Exchange Noteholder, by accepting the related Exchange Note, acknowledges and agrees that, notwithstanding that the Revolving Facility and the Exchange Notes are secured, pursuant to Section 3.01, by a single security interest in all of the Collateral (i) each such Person will be subject to the limitation of recourse, waiver of claims and rights, and subordination provisions set forth in this Article X, (ii) except following a Facility Default or an Exchange Note Default, no Exchange Noteholder will have any recourse to, or right to payment from, the Collections on the Revolving Facility Pool and (iii) all Collections will be applied in accordance with the priorities and procedures set forth in this Article X.
     Section 10.02 Application of Collections on the Revolving Facility Pool. On each Payment Date (unless a Facility Default has occurred prior to such Payment Date), the Administrative Agent will (based on the information contained in the Monthly Revolving Facility Pool Report delivered before such Payment Date pursuant to Section 9.1 of the Servicing Agreement) withdraw from the Collection Account with respect to the Revolving Facility Pool an amount equal to the Collections for the Revolving Facility Pool and such Payment Date and apply such amounts, together with any Revolving Facility Pool Additional Amounts, in accordance with the following priorities (to the extent such amounts that have not been paid from Collections retained by Ford Credit pursuant to Section 4.3(b) of the Servicing Agreement and Section 2.04 of this Agreement):
               (a) to the Servicer, on behalf of the Holding Companies, the Revolving Facility Pool Servicing Fee for the related Collection Period;
               (b) to the Lender as payment of interest on the Advances, an amount equal to the Revolving Facility Interest Payment Amount;
               (c) to the Lender as a payment of principal of the Advances in an amount equal to the Revolving Facility Principal Payment Amount, until the Revolving Facility Balance has been reduced to zero;
               (d) if and to the extent that the Borrowers so elect (by direction to the Administrative Agent on or prior to the applicable Payment Date, which may be in the form of a standing direction) or if the Revolving Period has been terminated (or a Facility Default has occurred), to the Lender as an additional payment of principal of the Advances, all amounts remaining, until the Revolving Facility Balance has been reduced to zero;
               (e) to pay any amounts that remain owing and unpaid to any Person under any indemnity or other payment agreement made by the Holder of the related Collateral Specified Interest Certificate (or by the Servicer acting on its behalf), including any Allocation and Reconciliation Agreement; and
               (f) to or at the direction of the Holding Companies, as Holders of the Collateral Specified Interest Certificates, all remaining funds (to be allocated among the Holding Companies in the manner separately agreed among the Holding Companies, including in any Allocation and Reconciliation Agreement).
     Section 10.03 Application of Collections on the Reference Pools Where No Facility Default Has Occurred. On each Payment Date (unless a Facility Default has occurred prior to such Payment Date), the Administrative Agent will, with respect to each Reference Pool (based on the information contained in the related Monthly Exchange Note Report delivered before such Payment Date pursuant to Section 9.1 of the Servicing Agreement), withdraw from the related Collection Account an amount equal to the Collections for such Reference Pool and such Payment Date and (except as otherwise specified in the related Exchange Note Supplement) apply such amounts, together with any Shared Amounts allocated to such Reference Pool, in accordance with the terms of the applicable Exchange Note Supplement.
     Section 10.04 Application of Collections Following a Facility Default. On each Payment Date following the occurrence of a Facility Default, the Administrative Agent will (absent contrary instruction from the Exchange Noteholder pursuant to Section 6.08(a)), with respect to the Revolving Facility Pool and each Reference Pool (based on the information contained in the Monthly Revolving Facility Pool Report or the related Monthly Exchange Note Report delivered before such Payment Date), withdraw from the related Collection Account an amount equal to the Collections for the Revolving Facility Pool or such Reference Pool, as the case may be, and on such Payment Date and (except as otherwise specified in the related Exchange Note Supplement) apply such amounts, in accordance with the following priorities:
               (a) in the manner and in the priorities set forth in Section 10.02(a) through (c) with respect to the Revolving Facility Pool or, with respect to such Reference Pool and the related Exchange Note in the following order of priority:
               (i) to the Servicer, the Reference Pool Servicing Fee and Advance Reimbursement Amount for such Reference Pool and the related Collection Period, in each case to the extent that such amounts have not been paid from the Collections in respect of such Reference Pool that have been retained by the Servicer pursuant to the applicable Servicing Supplement;
               (ii) to the related Exchange Noteholder, the applicable Exchange Note Interest Payment Amount; and
               (iii) to the related Exchange Noteholder, (x) on any Payment Date other than an Exchange Note Redemption Date, the applicable Exchange Note Principal Payment Amount, as a payment of principal of such Exchange Note until the Exchange Note Balance of such Exchange Note has been reduced to zero or (y) on an Exchange Note Redemption Date, an amount equal to the Exchange Note Purchase Price (to the extent such amount has not been paid pursuant to clause (ii) above);
               (b) without priority to the Lender or any Exchange Noteholder, (A) with respect to the Revolving Facility Allocation Percentage of the remaining amount, to pay any amounts due and unpaid under Section 10.02(a) through (c) and (B) with respect to the Exchange Note Allocation Percentage of such amount, with respect to each Exchange Note, to pay any amounts due and unpaid in accordance with the following order of priority:
               (i) in the priority set forth in Section 10.04(a)(i) through (iii);
               (ii) to the related Exchange Noteholder, as an additional payment of principal of such Exchange Note, all amounts necessary to cover any shortfall in payment on any debt obligations that are secured by such Exchange Note up to an amount that would result in the Exchange Note Balance of such Exchange Note being reduced to zero; and
               (iii) to the Reserve Account established in connection with each Exchange Note, the amount required to reinstate the amount in that Reserve Account up to the Required Reserve Amount;
               (c) all amounts remaining will be applied pro rata, based on the amounts due, to pay any amounts due and unpaid under Section 10.02(a) through (c) with respect to the Revolving Facility and, with respect to each Exchange Note, in the priority set forth in Section 10.04(b)(i) through (iii);
               (d) to pay any amounts that remain owing and unpaid to any Person under any indemnity or other payment agreement made by the Holder of the related Collateral Specified Interest Certificate (or by the Servicer acting on its behalf), including any Allocation and Reconciliation Agreement; and
               (e) to or at the direction of the Holding Companies, as Holders of the Collateral Specified Interest Certificates, all remaining funds (to be allocated among the Holding Companies in the manner separately agreed among the Holding Companies, including in any Allocation and Reconciliation Agreement).
     Section 10.05 Modified Priorities Following Liquidation. Notwithstanding Section 10.02, Section 10.03 and Section 10.04, following the liquidation of any portion of the Collateral pursuant to Article VI, any proceeds of such liquidation will be distributed in the manner and in the priority set forth in Section 6.03(b) or Section 6.05(b), as applicable.
     Section 10.06 Application of Liquidation Proceeds. In the event that any liquidation proceeds with respect to any Collateral cannot be identified, after reasonable efforts by the Servicer or other Person required to make such identification, as relating to the Revolving Facility Pool or a specific Reference Pool, then any such amounts will be deemed to constitute Collections with respect to the Revolving Facility Pool and each Reference Pool, to be allocated to such pools pro rata based on the outstanding Revolving Facility Balance and the Exchange Note Balances of the related Exchange Notes.
     Section 10.07 Limited Recourse; Subordination of Claims.
               (a) The obligations of the Borrowers under this Agreement and any Exchange Notes are solely the obligations of the Borrowers and do not represent any obligation or interest in any assets of the Servicer, the Holding Companies, the Collateral Agent, the Administrative Agent or any other Person.
               (b) The Lender, the Collateral Agent and the Administrative Agent, by entering into this Agreement, and each Exchange Noteholder, by accepting an Exchange Note, acknowledges and agrees that:
               (i) except to the extent of funds allocated to such Exchange Noteholder pursuant to this Article X and any applicable Exchange Note Supplement, any claim against the Borrowers in respect of any Secured Obligations under this Agreement by (A) the Lender will be limited in recourse to the assets of the Borrowers that are included in the Revolving Facility Pool and (B) any Exchange Noteholder will be limited in recourse to the assets of the Borrowers that are included in the related Reference Pool; and
               (ii) none of the Lender, the Administrative Agent or any Exchange Noteholder has any right, title or interest in or to any other assets of the Borrowers, whether allocated to the Collateral Specified Interest or any other Specified Interest of the Borrowers (“Other Assets”).
               (c) If, notwithstanding Section 10.07(b), the Lender or any Exchange Noteholder (or the Administrative Agent, on behalf of either of them) either (i) asserts an interest in, claim to, or benefit from, the Other Assets or (ii) is deemed to have any such interest in, claim to, or benefit from the Other Assets, whether by operation of law, legal process, pursuant to insolvency laws or otherwise (including by virtue of Section 1111(b) of the Bankruptcy Code), then the Lender and each Exchange Noteholder further acknowledges and agrees that any such interest, claim or benefit in, to or from the Other Assets is expressly subordinated to (A) the indefeasible payment in full of the other obligations and liabilities of the Borrowers including Obligations under this Agreement or any Exchange Note, (B) the holders of any Securities (as defined in the related Titling Company Agreement) relating to any Specified Interest other than the Collateral Specified Interest and (C) parties to any undertaking, agreement, contract or other written obligation of the Holders of the Certificates relating to such other Specified Interest (as defined in the related Titling Company Agreement), the payments under which are derived in any material part from or collateralized by amounts received with respect to the related Specified Assets (as defined in the related Titling Company Agreement) of such other Specified Interest (the “Other Liabilities”), which, in each case, pursuant to this Agreement, any Exchange Note or any other relevant documents, are entitled to be paid from, entitled to the benefits of, or otherwise secured by such Other Assets (whether or not any such entitlement or security interest is legally perfected or otherwise entitled to a priority of distributions or application under applicable law, including insolvency laws, and whether or not asserted against the Borrowers), including the payment of post-petition interest on such other obligations and liabilities. This subordination agreement is deemed a subordination agreement within the meaning of Section 510(a) of the Bankruptcy Code.
               (d) The Administrative Agent and the Lender further acknowledge and agree and each Exchange Noteholder, by taking delivery of an Exchange Note, will be deemed to further acknowledge and agree that no adequate remedy at law exists for a breach of this Section 10.07 and this Section 10.07 may be enforced by an action for specific performance.
               (e) The Lender, by entering into this Agreement, each Exchange Noteholder, by taking delivery of an Exchange Note, and the Administrative Agent on behalf of itself and each such Person, irrevocably makes the election afforded to secured creditors by Section 1111(b)(1)(A)(i) of the Bankruptcy Code to receive the treatment afforded by Section 1111(b)(2) of the Bankruptcy Code with respect to any secured claim that such Person may have at any time against any Other Assets (including any Specified Interest of any Borrower other than the Collateral Specified Interest).
               (f) This Section 10.07 is for the third party benefit of the holders, pledgees or other beneficiaries of any Other Liabilities and will survive the termination of this Agreement.
ARTICLE XI
MISCELLANEOUS
     Section 11.01 Compliance Certificates and Opinions, etc. Upon any application or request by the Borrowers to the Administrative Agent to take any action under this Agreement, the Borrowers will furnish to the Administrative Agent (i) an Officer’s Certificate stating that all conditions precedent provided for in this Agreement relating to the proposed action have been satisfied and (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been satisfied.
     Section 11.02 Form of Documents Delivered to Administrative Agent.
               (a) Any certificate or opinion of an Authorized Person of the Borrowers may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that such certificate or opinion of, or representations with respect to the matters upon which such officer’s certificate or opinion is based are erroneous. Any such certificate of an Authorized Person or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Servicer or the applicable Titling Company Administrator stating that the information with respect to such factual matters is in the possession of the Servicer or such Titling Company Administrator, unless such officer or counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion of, or representations with respect to such matters are erroneous.
               (b) Where any Person is required to make, give or execute two or more applications, requests, comments, certificates, statements, opinions or other instruments under this Agreement, they may be consolidated in one instrument.
     Section 11.03 Notices, etc. Any request, demand, authorization, direction, notice, consent, waiver or other documents provided or permitted by this Agreement must be in writing and will be sufficient if made as follows:
               (a) if to the Administrative Agent, if delivered by hand or sent by facsimile with telephone confirmation on the same day by the sender, overnight delivery, electronic mail or registered first class mail, postage prepaid, to the Administrative Agent at:
U.S. Bank National Association
209 South LaSalle Street
Suite 300
Chicago, Illinois 60604
Attention: Ford Collateral Agency
Telephone: 312-325-8904
Facsimile: 312-325-8905
or at any other address previously furnished by notice to the other parties hereto by the Administrative Agent.
               (b) if to the Borrowers, if delivered by hand, or sent by facsimile, overnight delivery or registered first class mail, postage prepaid, to the Borrowers at:
c/o Ford Motor Credit Company
c/o Ford Motor Company
World Headquarters
One American Road, Suite 801-C1
Dearborn, Michigan 48126
Attention: Ford Credit SPE Management Office
Telephone: (313) 594-3495
Facsimile: (313) 390-4133
with a copy to:
Ford Motor Credit Company
One American Road, Suite 2411
Dearborn, Michigan 48126

Attention: Corporate Secretary
Telephone: (313) 322-3000
Facsimile: (313) 248-7613
or at any other address previously furnished by notice to the Administrative Agent by the Borrowers.
               (c) if to the Collateral Agent, if delivered by hand, or sent by facsimile, overnight delivery or registered first class mail, postage prepaid, to the Collateral Agent at:
HTD Leasing LLC
c/o U.S. Bank National Association
209 South LaSalle Street
Suite 300
Chicago, Illinois 60604
Attention: Ford Collateral Agency
Telephone: 312-325-8904
Facsimile: 312-325-8905
or at any other address previously furnished by notice to the Administrative Agent by the Collateral Agent.
               (d) if to the Lender, if delivered by hand, or sent by facsimile, overnight delivery or registered first class mail, postage prepaid, to the Lender at:
Ford Motor Credit Company
One American Road, Suite 2411
Dearborn, Michigan 48126
Attention: Corporate Secretary
Telephone: (313) 322-3000
Facsimile: (313) 248-7613
or at any other address previously furnished by notice to the Administrative Agent by the Lender.
               (e) if to any Exchange Noteholder, at the address specified in the related UCC Notice of Security Interest or at such other address previously furnished by notice to the Administrative Agent by such Exchange Noteholder.
     Section 11.04 Alternate Payment and Notice Provisions. Notwithstanding any provision of this Agreement or any of the Exchange Notes to the contrary, the Borrowers may enter into any agreement with any Exchange Noteholder providing for a method of payment or a method of notice by the Administrative Agent to such Exchange Noteholder that is different from the methods provided for in this Agreement for such payments or notices. The Borrowers will furnish to the Administrative Agent a copy of each such agreement and the Administrative Agent will, if such agreement is reasonably acceptable to the Administrative Agent, cause payments to be made and notices to be given in accordance with such agreements.
     Section 11.05 Benefits of Agreement. Nothing in this Agreement, express or implied, will give to any Person, other than the parties to this Agreement and their successors under this Agreement, and the Secured Parties, any benefit or any legal or equitable right, remedy or claim under this Agreement.
     Section 11.06 GOVERNING LAW; SUBMISSION TO JURISDICTION LAW. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, EXCEPT THAT, PURSUANT TO SECTION 3809 OF TITLE 12 OF THE DELAWARE CODE, THE DOCTRINE OF MERGER WILL NOT BE APPLICABLE TO THIS AGREEMENT.
     Section 11.07 Successors and Assigns. All covenants and agreements in this Agreement by the Borrowers will bind their successors and assigns, whether so expressed or not. All agreements of the Administrative Agent in this Agreement will bind its successors.
     Section 11.08 Severability. If any one or more of the covenants, agreements, provisions or terms of this Agreement is held invalid, illegal or unenforceable, then such covenants, agreements, provisions and terms will be deemed severable from the remaining covenants, agreements, provisions and terms of this Agreement and will in no way affect the validity, legality or enforceability of the other covenants, agreements, provisions or terms of this Agreement.
     Section 11.09 Counterparts. This Agreement may be executed in any number of counterparts, each of which counterparts will be an original, and all of which counterparts will together constitute one and the same instrument.
     Section 11.10 Headings. The various headings in this Agreement are included for convenience only and will not affect the meaning or interpretation of any provision of this Agreement.
     Section 11.11 Borrower Obligations. No recourse may be taken, directly or indirectly, with respect to the obligations of the Administrative Agent under this Agreement or any certificate or other writing delivered in connection with this Agreement, against (i) the Administrative Agent in its individual capacity, (ii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Administrative Agent, each in its individual capacity or (iii) any holder of a beneficial interest in the Administrative Agent except as any such Person may have expressly agreed (it being understood that the Administrative Agent has no such obligation in its individual capacity).
     Section 11.12 No Petition. Each of the Administrative Agent, the Collateral Agent and the Lender, by entering into this Agreement, and each Exchange Noteholder, by taking delivery of an Exchange Note, covenants and agrees that for a period of one year and one day after payment in full of all Obligations under this Agreement and the Exchange Notes, the outstanding Certificates and the outstanding Securities (as defined in the related Titling Company Agreement), it will not institute against the Titling Companies or the Holding Companies, or join in any institution against the Titling Companies or the Holding Companies of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or State bankruptcy or similar law in connection with any obligations relating to this Agreement or any of the other Basic Documents.
[SIGNATURE PAGE FOLLOWS]

     Executed:

CAB EAST LLC, as a Titling Company
By:	/s/ Susan J. Thomas
	Name:	Susan J. Thomas
	Title:	Secretary

CAB WEST LLC, as a Titling Company
By:	/s/ Susan J. Thomas
	Name:	Susan J. Thomas
	Title:	Secretary

FCALM, LLC, as a Titling Company
By:	/s/ Susan J. Thomas
	Name:	Susan J. Thomas
	Title:	Secretary

FORD MOTOR CREDIT COMPANY, as Lender and as Servicer
By:	/s/ David M. Brandi
	Name:	David M. Brandi
	Title:	Assistant Treasurer

[Signature Page to Credit and Security Agreement 1 of 2]

U.S. BANK NATIONAL ASSOCIATION,
not in its individual capacity but solely as
Administrative Agent

By: : Name:	/s/ Melissa A. Rosal Melissa A. Rosal
Title:	Vice President

HTD LEASING LLC,
as Collateral Agent

By: : Name:	/s/ Melissa A. Rosal Melissa A. Rosal
Title:	Authorized Person
[Signature Page to Credit and Security Agreement 2 of 2]

Exhibit A
FORM OF 2006-[X] EXCHANGE NOTE
          THIS 2006-[X] EXCHANGE NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY SECURITIES OR BLUE SKY LAW OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING THIS EXCHANGE NOTE, AGREES THAT THIS EXCHANGE NOTE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS, AND ONLY TO EITHER (1) A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING THEREOF IN RULE 144A UNDER THE SECURITIES ACT, THAT IS ALSO A QUALIFIED PURCHSER (A “QUALIFIED PURCHASER”) WITHIN THE MEANING THEREOF IN SECTION 3(C)(7) OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED, (2) AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING THEREOF IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT THAT IS A QUALIFIED PURCHASER OR (3) TO THE HOLDING COMPANIES OR THEIR RESPECTIVE AFFILIATES, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND SECURITIES AND BLUE SKY LAWS OF THE STATES OF THE UNITED STATES, AND SUBJECT TO THE RECEIPT BY THE BORROWERS OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE BORROWERS THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS.
          THIS EXCHANGE NOTE MAY BE TRANSFERRED ONLY IN WHOLE AND NOT IN PART. ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID FROM THE BEGINNING, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE PURCHASER OR TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE LENDER, THE BORROWERS, THE ADMINISTRATIVE AGENT OR ANY INTERMEDIARY.
          HOLDERS OF THIS EXCHANGE NOTE WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT THEY EITHER (A) ARE NOT, AND ARE NOT ACQUIRING AND HOLDING THE 2006-[X] EXCHANGE NOTE ON BEHALF OF, A PLAN OR A GOVERNMENTAL OR CHURCH PLAN THAT IS SUBJECT TO SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR TO ANY FEDERAL, STATE, FOREIGN OR LOCAL LAW THAT IS SUBSTANTIALLY SIMILAR TO THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR (B) THEIR ACQUISITION AND HOLDING OF THE 2006-[X] EXCHANGE NOTE THROUGHOUT THE PERIOD THAT IT HOLDS THE 2006-[X] EXCHANGE NOTE WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (OR, IN THE CASE OF A GOVERNMENTAL OR CHURCH PLAN, A VIOLATION OF ANY SIMILAR FEDERAL, STATE, FOREIGN OR LOCAL LAW). IN ADDITION, IF THE HOLDERS ARE, OR ARE ACTING ON BEHALF OF, A PLAN, THE FIDUCIARIES OF SUCH PLAN WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT THEY HAVE BEEN

INFORMED OF AND UNDERSTAND THE BORROWERS’ INVESTMENT OBJECTIVES, POLICIES AND STRATEGIES AND THAT THE DECISION TO INVEST SUCH PLAN’S ASSETS IN THE 2006-[X] EXCHANGE NOTE WAS MADE WITH APPROPRIATE CONSIDERATION OF RELEVANT INVESTMENT FACTORS WITH REGARD TO SUCH PLAN AND IS CONSISTENT WITH THE DUTIES AND RESPONSIBILITIES IMPOSED UPON FIDUCIARIES WITH REGARD TO THEIR INVESTMENT DECISIONS UNDER ERISA.
          NEITHER THIS 2006-[X] EXCHANGE NOTE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE OR PURCHASER DELIVERS TO THE ADMINISTRATIVE AGENT AND THE LENDER A DULY EXECUTED INVESTMENT LETTER IN THE FORM ATTACHED AS EXHIBIT D TO THE CREDIT AND SECURITY AGREEMENT. THE PURCHASER UNDERSTANDS AND AGREES THAT ANY PURPORTED TRANSFER OF THIS 2006-[X] EXCHANGE NOTE OR ANY INTEREST HEREIN IN VIOLATION OF THE PRECEDING SENTENCE SHALL BE VOID AND OF NO EFFECT.
          THE PRINCIPAL OF THIS EXCHANGE NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS EXCHANGE NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

REGISTERED $[               ]
No. 1
[     ]% 2006-[X] EXCHANGE NOTE
          CAB EAST LLC, CAB WEST LLC, and FCALM, LLC, as Borrowers (the “Borrowers”), for value received, hereby promise to pay to FORD MOTOR CREDIT COMPANY, as 2006-[X] Exchange Noteholder (the “2006-[X] Exchange Noteholder”) for its benefit and the benefit of the other Transferees from time to time acquiring interests herein pursuant to the 2006-[X] Exchange Note Supplement, dated as of [         ], 2006 (the “Exchange Note Supplement”) among the Borrowers, Ford Motor Credit Company, as Lender and Servicer, U.S. Bank National Association, as Administrative Agent, and HTD Leasing LLC, as Collateral Agent, and other Transferees or registered assigns, the principal sum of [         ] (U.S. $[         ]) payable on each Payment Date in an amount equal to the 2006-p[X] Exchange Note Principal Distribution Amount for such Payment Date pursuant to Section 2.05 of the Exchange Note Supplement; provided, however, that (i) the entire unpaid principal amount of this Note will be due and payable on the [         ], [         ] Payment Date (the “2006[X] Exchange Note Final Scheduled Payment Date”) and (ii) the 2006-[X] Exchange Note may be redeemed earlier than the Final Scheduled Payment Date pursuant to Section 5.1 of the 2006-[X] Servicing Supplement, dated as of [         ], 2006, among Ford Motor Credit Company, as Servicer, the Holding Companies, as Holders of the Collateral Specified Interest Certificates, and HTD Leasing LLC, as Collateral Agent (the “2006[X] Servicing Supplement”). Capitalized terms used but not defined in this 2006-[X] Exchange Note are defined in Appendix 1 to the Exchange Note Supplement or Appendix A to the Credit and Security Agreement. Appendix 1 also contains rules as to usage applicable to this 2006-[X] Exchange Note.
          The payment of interest on, and principal of, this 2006-[X] Exchange Note will constitute the joint and several obligation of the Borrowers.
          The Borrowers will pay interest on this 2006-[X] Exchange Note is an amount equal to the 2006-[X] Exchange Note Interest Distribution Amount until the principal of this 2006-[X] Exchange Note is paid or made available for payment. The amount of interest due on this 2006-[X] Exchange Note on each Payment Date will be calculated on the basis of the 2006-[X] Exchange Note Balance outstanding on the preceding Payment Date (alter giving effect to all payments of principal made on the Preceding Payment Date), and will be subject to certain limitations contained in Section 2.04 of the Exchange Note Supplement. Such principal of and interest on this 2006-[X] Exchange Note will be paid in the manner specified on the reverse hereof.
          The principal of and interest on this 2006-[X] Exchange Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Borrowers with respect to this 2006-[X] Exchange Note will be applied to interest on and principal of this 2006-[X] Exchange Note in the manner set forth in the Exchange Note Supplement.

          Reference is made to the further provisions of this 2006-[X] Exchange Note set forth on the reverse hereof, which will have the same effect as though fully set forth on the face of this 2006-[X] Exchange Note.
          Unless the certificate of authentication hereon has been executed by the Administrative Agent whose name appears below by manual or facsimile signature, this 2006-[X] Exchange Note will not be entitled to any benefit under the Credit and Security Agreement or the Exchange Note Supplement referred to on the reverse hereof or be valid or obligatory for any purpose.
REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.

          IN WITNESS WHEREOF, each of the Borrowers has caused this instrument to be signed, manually or in facsimile, by its Authorized Person, as of the date set forth below.
Date: [          ], 2006

CAB EAST LLC, as a Titling Company
By:
	Name:	Susan J. Thomas
	Title:	Secretary

CAB WEST LLC, as a Titling Company
By:
	Name:	Susan J. Thomas
	Title:	Secretary

FCALM, LLC, as a Titling Company
By:
	Name:	Susan J. Thomas
	Title:	Secretary

ADMINISTRATIVE AGENT’S CERTIFICATE OF AUTHENTICATION
          This is the 2006-[X] Exchange Note designated above and referred to in the within-mentioned Exchange Note Supplement.
Date: [          ], 2006

U.S. BANK NATIONAL ASSOCIAT70N, not in its individual capacity but solely as Administrative Agent

By:
Authorized Officer

REVERSE OF 2006-[X] EXCHANGE NOTE
          This 2006-[X] Exchange Note is one of the duly authorized issue of Exchange Notes, which may be issued under the Credit and Security Agreement, to which Credit and Security Agreement and all Exchange Note Supplements that are supplemental thereto reference is made for a statement of the respective rights and obligations thereunder of the Borrowers, the Lender, the Servicer, the Administrative Agent, the Collateral Agent and the Exchange Noteholder. The 2006-[X] Exchange Note is subject to all terms of the Credit and Security Agreement and the Exchange Note Supplement. In the event of a conflict between the terms of this 2006-[X] Exchange Note, the terms of the Credit and Security Agreement and the terms of the Exchange Note Supplement, the Exchange Note Supplement will prevail.
          Interest on and principal of the 2006-[X] Exchange Note will be payable in accordance with the priority of payments set forth in Section 5.01 of the Exchange Note Supplement.
          Principal of the 2006-[X] Exchange Note will be payable on each Payment Date in an amount equal to the 2006-[X] Exchange Note Principal Distribution Amount for such Payment Date. “Payment Day” means the 15th day of each calendar month or, if any such day is not a Business Day, the next Business Day, commencing in [         ] [         ].
          As described on the face hereof, the entire unpaid principal amount of this 2006-[X] Exchange Note will be due and payable on the 2006-[X] Exchange Note Final Scheduled Payment Date. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes will be due and payable on the date on which an Exchange Note Default with respect to the 2006-[X] Exchange Note has occurred and is continuing and the 2006-[X] Exchange Noteholder has declared the 2006-[X) Exchange Note to be immediately due and payable in the manner provided in the Credit and Security Agreement.
          Payments of interest on this 2006-[X] Exchange Note on each Payment Date, together with the installment of principal, if any, to the extent not in full payment of this 2006-[X] Exchange Note, will be made to the account of the 2006-[X] Exchange Noteholder either by wire transfer in immediately available funds, to the account of such 2006-[X] Exchange Noteholder or an account designated by the 2006-[X] Exchange Noteholder at a bank or other entity having appropriate facilities therefor if such 2006-[X] Exchange Noteholder has provided to the Exchange Note Registrar appropriate written instructions at least five (5) Business Days prior to such Payment Date or, if not, by check mailed first-class mail postage prepaid to the 2006-[X] Exchange Noteholder’s address as it appears on the Exchange Note Register prior to such Payment Date, except that the final installment of principal payable on this 2006-[X] Exchange Note on a Payment Date or the 2006-[X] Exchange Note Final Scheduled Payment Date will be payable only upon the presentation and surrender of this 2006-[X] Exchange Note in the manner set forth in Section 4.06(b) of the Credit and Security Agreement. Such payments will be made without requiring that this 2006-[X] Exchange Note be submitted for notation of payment. Any reduction in the principal amount of this 2006-[X] Exchange Note effected by any payments made on any Payment-Date will be binding upon all future 2006-[X] Exchange Noteholders of. this 2006-[X] Exchange Note and of any 2006-[X] Exchange Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted

hereon. If funds are expected to be available, as provided in the Exchange Note Supplement and the Credit and Security Agreement, for payment in full of the then remaining unpaid principal amount of this 2006-[X] Exchange Note on a Payment Date, then the Administrative Agent will notify the 2006-[X] Exchange Noteholder of the date on which the Borrowers expects that the final installment of principal of and interest on the 2006-[X] Exchange Note will be paid not later than 5 days prior to such date. Such notice will specify that such final installment will be payable only upon presentation and surrender of the 2006-[X] Exchange Note and will specify the place where the 2006-[X] Exchange Note may be presented and surrendered for payment of such installment.
          As provided in the 2006-[X] Servicing Supplement, the 2006-[X] Exchange Note may be purchased by the Servicer, in whole but not in part, in the manner and to the extent described in Section 5.1 of the 2006-[X] Servicing Supplement.
          The transfer of this 2006-[X] Exchange Note is subject to the restrictions on transfer specified on the face hereof and to the other limitations set forth in the Credit and Security Agreement and the Exchange Note Supplement. Subject to the satisfaction of such restrictions and limitations, the transfer of this 2006-[X] Exchange Note may be registered on the Exchange Note Register upon surrender of this 2006-[X] Exchange Note for registration of transfer at the office or agency designated by the Borrowers pursuant to the Credit and Security Agreement, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Administrative Agent duly executed by, the 2006-[X] Exchange Noteholder hereof or the 2006-[X] Exchange Noteholder’s attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Exchange Note Registrar, and thereupon a new 2006-[X] Exchange Note in the same aggregate principal amount will be issued to the designated transferee. No service charge will be charged for any registration of transfer or exchange of this 2006-[X] Exchange Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.
          The 2006-[X] Exchange Noteholder, by accepting this 2006-[X] Exchange Note acknowledges and agrees that (i) if an Insolvency Event occurs with respect to any of the Borrowers, any claim that the 2006-[X] Exchange Noteholder may seek to enforce at any time against any of the Borrowers will be limited in recourse to the 2006-[X] Reference Pool (except to the extent of Shared Amounts allocated to the 2006-[X] Exchange Noteholder pursuant to Section 5.01 of the Exchange Note Supplement) and (ii) if, notwithstanding clause (i), the 2006-[X] Exchange Noteholder is deemed to have any claim against the assets of the Borrowers other than the assets included in the 2006-[X] Reference Pool, whether by operation of law, legal process, pursuant to insolvency laws or otherwise (including by virtue of Section 1111(b) of the Bankruptcy Code), such claim will be subordinate to the payment in full, including post-petition interest, of the claims of the Lender and to the holders of (A) all other Exchange Notes and (B) in the case of assets allocated to a Specified Interest other than the Collateral Specified Interest, all other asset-backed securities, the payments on which are derived primarily from collections on designated assets of the Borrowers and all related hedging arrangements.

          THE RECITATION SET FORTH IN THE PRECEDING PARAGRAPH WILL BE DEEMED TO CONSTITUTE AN ENFORCEABLE SUBORDINATION AGREEMENT WITHIN THE MEANING OF SECTION 510(A) OF THE BANKRUPTCY CODE.
          In addition, the 2006-[X] Exchange Noteholder, by accepting this 2006-[X] Exchange Note, consents to the Administrative Agent’s delegation under the HTD Administration Agreement to the Collateral Agent Administrator of certain of the duties that the Administrative Agent is required to perform on behalf of the Collateral Agent pursuant to the Credit and Security Agreement.
          The 2006-[X] Exchange Noteholder, by accepting the 2006-[X] Exchange Note, covenants and agrees that for a period of one year and one day after payment in full of all Obligations under the Credit and Security Agreement, the Exchange Note Supplement, the Exchange Notes, the outstanding Certificates and the outstanding Securities (as defined in the related Titling Company Agreement), it will not institute against the Titling Companies or the Holding Companies, or join in any institution against the Titling Companies or the Holding Companies of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or State bankruptcy or similar law in connection with any obligations relating to the 2006-[X] Exchange Note, the Credit and Security Agreement, the Exchange Note Supplement or any of the other 2006-[X] Basic Documents.
          The Borrowers have entered into the Exchange Note Supplement and this 2006-[X] Exchange Note is issued with the intention that, for U.S. federal, State and local income, single business and franchise tax purposes, this 2006-[X] Exchange Note will qualify as indebtedness of the Borrowers. The 2006-[X] Exchange Noteholder, by its acceptance of this 2006-[X] Exchange Note, will be deemed to agree to treat this 2006-[X] Exchange Note for U.S. federal, State and local income, single business and franchise tax purposes as indebtedness of the Borrowers.
          Prior to the. due presentment for registration of transfer of this 2006-[X] Exchange Note, the Borrowers and the Administrative Agent and any agent of the Borrowers or the Administrative Agent may treat the Person in whose came this 2006-[X] Exchange Note (as of the day of determination or as of such other date as may be specified in the Exchange Note Supplement) is registered as the owner hereof for all purposes, whether or not this 2006-[X] Exchange Note be overdue, and none of the Borrowers, the Administrative Agent or any such agent will be affected by notice to the contrary.
          The Credit and Security Agreement permits the amendment thereof (in any manner and for any purpose) by the Borrowers, the Collateral Agent, the Lender and the Administrative Agent so long as each Exchange Noteholder of an Outstanding Exchange Note has consented to such amendment. The Credit and Security Agreement also permits the amendment thereof to amend or waive certain terms and conditions set forth therein without the consent of the Noteholders; provided certain conditions are satisfied. Any such consent by the 2006-[X] Exchange Noteholder will be conclusive and binding upon the 2006-[X] Exchange Noteholder and upon all future holders of this 2006-[X] Exchange Note and of any 2006-[X] Exchange Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this 2006-[X] Exchange Note.
          The term “Borrower”, as used in this 2006-[X] Exchange Note, includes any successor to any of the Borrowers under the Credit and Security Agreement.
          The 2006-[X] Exchange Note is issuable only in registered form as provided in the Credit and Security Agreement and the Exchange Note Supplement, subject to certain limitations therein set forth.
          This 2006-[X] Exchange Note, the Credit and Security Agreement and the Exchange Note Supplement will be governed by, and construed in accordance with the laws of the State of Delaware.
          No reference herein to the Credit and Security Agreement or the Exchange Note Supplement, and no provision of this 2006-[X] Exchange Note or of the Credit and Security Agreement will alter or impair the obligation of the Borrowers, which is absolute and unconditional, to pay the principal of and interest on this 2006-[X] Exchange Note at the times, place and rate, and in the coin or currency herein prescribed.
          Anything herein to the contrary notwithstanding, except as expressly provided in the 2006-[X] Basic Documents, none of U.S. Bank National Association, in its individual capacity or HTD Leasing LLC, in its individual capacity, or any of their respective affiliates, partners, beneficiaries, agents, officers, directors, employees or successors or assigns will be personally liable for, nor will recourse be had to any of them for, the payment of principal or of interest on this 2006-[X] Exchange Note or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in the Credit and Security Agreement or the Exchange Note Supplement. The 2006-[X] Exchange Noteholder, by its acceptance hereof, agrees that, except as expressly provided in the 2006-[X] Basic Documents, in the case of an Exchange Note Default under the Credit and Security Agreement or the Exchange Note Supplement, the 2006-[X] Exchange Noteholder will have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein will be taken to prevent recourse to, and enforcement against, the assets of the Borrowers for any and all liabilities, obligations and undertakings contained in the Credit and Security Agreement, the Exchange Note Supplement or in this 2006-[X] Exchange Note.

ASSIGNMENT
          Social Security or taxpayer I.D. or other identifying number of assignee.

          FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers without recourse unto

(name and address of assignee)
the within 2006-[Xl Exchange Note and all rights thereunder, and hereby irrevocably constitutes and appoints , attorney, to transfer said 2006-[X] Exchange Note on the books kept for registration thereof, with full power of substitution in the premises.
Date:

Signature Guaranteed:*

*	Note: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within 2006-1 Exchange Note in every particular, without alteration, enlargement or any change whatsoever.

Exhibit B
FORM OF UCC NOTICE OF SECURITY INTEREST
[Date]
U.S. Bank National Association,
as Administrative Agent
209 South LaSalle Street
Suite 300
Chicago, Illinois 60604
               Re: Notice of Security Interest
          Reference is made to the Amended and Restated Credit and Security Agreement, dated as of December 1, 2006 (the “Credit and Security Agreement”), and the Exchange Note Supplement dated as of [         ], 2006 (the “2006-[X] Exchange Note Supplement”), each among CAB East LLC, CAB West LLC, and FCALM, LLC, as Borrowers, Ford Motor Credit Company (“Ford Credit”), as Lender and as Servicer, U.S. Bank National Association, as Administrative Agent and HTD Leasing LLC, as Collateral Agent. Pursuant to Section 4.03 of the Credit and Security Agreement, notice is hereby given that (i) the Exchange Note issued pursuant to the Credit and Security Agreement and the 2006-[X] Exchange Note Supplement (the “2006-[X] Exchange Note”) was transferred by Ford Credit as the initial Exchange Noteholder of the 2006-[X] Exchange Note to the undersigned (the “Transferee”) on [ ], 2006 (the “Transfer Date”), and (ii) the security interest on the Collateral allocated in the 2006-[X] Reference Pool was assigned by Ford Credit to the Transferee on the Transfer Date.

B-1

          Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Credit and Security Agreement and the 2006-[X] Exchange Note Supplement.

Very truly yours,

[NAME OF TRANSFEREE].

By:

Name:
Title:

B-2

Exhibit C
DETERMINATION OF REVOLVING
FACILITY INTEREST RATE

Floating Rate:	LIBOR

LIBOR:	With respect to any Interest Period, the following rate, as determined by the Lender pursuant to Section 2.05 of the Credit and Security Agreement to which this Exhibit C is attached:

(1) the rate for U.S. dollar deposits for a period of one month which appears on the Telerate page 3750 as of 11:00 a.m., London time, on the LIBOR Determination Date; and

(2) if such rate does not appear on the Telerate Page 3750, the rate determined on the basis of the rates at which deposits in U.S. Dollars are offered by the LIBOR Reference Banks at approximately 11:00 a.m., London time, on the LIBOR Determination Date to prime banks in the London interbank market for a period of one month commencing on such LIBOR Determination Date and in a principal amount of at least U.S.$1,000,000, the Lender will request the principal London office of each of the LIBOR Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by 3 major banks in New York City, selected by the Lender, at approximately 11:00 a.m., New York City time, on that LIBOR Determination Date for loans in U.S. Dollars to leading European banks for a period of one month commencing on the LIBOR Determination Date and in a principal amount of at least U.S.$1,000,000; provided, however, that if the banks selected as aforesaid by such Lender are not quoting rates as mentioned in this sentence, LIBOR for such Interest Period will be the same as LIBOR for the immediately preceding Interest Period.

LIBOR Determination Date:	The date that is two London Banking Days prior to the first day of the applicable Interest Period

LIBOR Reference Banks:	Four major banks in the London interbank market, as designated by the Lender.

Telerate Page 3760:	The display designated as page “3750” on Bridge’s Telerate Service (or such other page as may replace that page on that service, or such other service as may be nominated as the information vendor, for the purpose of displaying rates or prices comparable to LIBOR).

C-1

London Banking Day:	Any day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in London.

Spread:	0.50%

C-2

Exhibit D
FORM OF TRANSFEREE REPRESENTATION LETTER
Ford Motor Credit Company,
as Lender
One American Road, Suite 2411
Dearborn, Michigan 48121
U.S. Bank National Association,
as Administrative Agent
209 South LaSalle Street
Suite 300
Chicago, Illinois 60604

Re:	CAB East LLC, CAB West LLC and FCALM, LLC 2006[X] Exchange Note
Ladies and Gentlemen:
          In connection with our proposed transfer of the 2006-[X] Exchange Note (the “Exchange Note”) of CAB East LLC, CAB West LLC and FCALM, LLC (the “Borrowers” issued pursuant to the Amended and Restated Credit and Security Agreement, dated as of December 1, 2006 (the “Credit and Security Agreement”), and the Exchange Note Supplement dated as of [ ], 2006 (the “2006-[X] Exchange Note Supplement”), each among CAB East LLC, CAB West LLC, and FCALM, LLC, as Borrowers, Ford Motor Credit Company, as Lender and as Servicer, U.S. Bank National Association, as Administrative Agent and HTD Leasing LLC, as Collateral Agent, we agree with and represent to and for the benefit of the Lender and the Administrative Agent, that:
1.	No Transfer of the Exchange Note will be made unless the registration requirements of the Securities Act of 1933, as amended (“Securities Act”) and any applicable state securities laws are complied with, or such transfer is exempt from the registration requirements under the Securities Act, and only to either (i) a “qualified institutional buyer” as defined in Rule 144A of the Securities Act (a “Qualified Institutional Buyer”), (ii) an institutional accredited investor as defined in Rule 501(a)(l), (2), (3) or (7) of Regulation D tinder the Securities Act (an “Institutional Accredited Investor”)or (iii) the Holding Companies or their respective Affiliates in a transaction exempt from the registration requirements of the Securities Act and, in each case, such transfer is in accordance with any applicable State securities laws and the transferee executes and delivers to the Lender and the Administrative Agent a transferee representation letter substantially in the form of Exhibit D of the Credit and Security Agreement.

2.	We are, and were at the time that we acquired the Exchange Note held by us, a Qualified Institutional Buyer or an Institutional Accredited Investor and we are aware that the sale or transfer of Exchange Note to us is being made in reliance or the exemption from registration provided by Rule 144A or Section 4(2) of the Securities Act, as applicable.

3.	We are acquiring the Exchange Note for our own account or for one or more accounts, each of which is either a Qualified Institutional Buyer or an Institutional Accredited Investor, and as to each of which we exercise sole investment discretion for us and for each such account.

4.	We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Exchange Note, and we and any accounts for which we are acting are each able to bear the economic risk of its investment.

5.	If we are a corporation., partnership, trust or other entity we were not formed or recapitalized for the specific purpose of acquiring the Exchange Note.

6.	We understand that the Exchange Note are being offered only in a transaction not involving airy public offering in the United States within the meaning of the Securities Act, the Exchange Note have not been and will not be registered under the Securities Act, and, if in the future we decide to offer, resell, pledge or otherwise transfer the Exchange Note, such securities may be offered, resold, pledged or otherwise transferred only in accordance with the legend on such Notes set forth herein. We acknowledge that no representation is made by the Seller as to the availability of any exemption under the Securities Act or any state securities laws for resale of the Exchange Note;

7.	We understand that an investment in the Exchange Note involves certain risks, including the risk of loss of a substantial part of our investment order certain circumstances. We have had access to such financial and other information concerning the Borrowers, the Collateral Leases, the Collateral Leased Vehicles and the Servicer’s servicing practices and procedures as we deemed necessary or appropriate in order to make an informed investment decision with respect to our acquisition of the Exchange Note, including an opportunity to ask questions of and request information from each of the Borrowers.

8.	Either (A) we are not, and are not acquiring and holding such Exchange Note on behalf of, a Plan or a governmental or church plan that is subject to Section 406 of ERISA or Section 4975 of the Code or to any federal, State, foreign or local law that is substantially similar to the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Code or (B) our acquisition and holding of such Exchange Note throughout the period that it holds such Exchange Note will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or, in the case of a governmental or church plan, a violation of any similar federal, State, foreign or local law). In addition, if we are, or are acting on behalf of, a Plan, the fiduciaries of such Plan represent and warrant that they have been informed of and understand the Issuer’s investment objectives, policies and strategies and that the decision to invest such Plan’s assets in such Exchange Note was made with appropriate consideration of relevant investment factors with regard to such Plan and is consistent with the duties and responsibilities imposed upon fiduciaries with regard to their investment decisions under ERISA.

9.	None of the Borrowers or the Administrative Agent is under an obligation to register the Exchange Note under the Securities Act or any State securities laws. Each Note will bear a legend to the following effect unless determined otherwise by the Servicer (as certified to the Administrative Agent in an Officer’s Certificate):
“THIS EXCHANGE NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (ITS “SECURITIES ACT”), OR UNDER ANY SECURITIES OR BLUE SKY LAW OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING THIS EXCHANGE NOTE, AGREES THAT THIS EXCHANGE NOTE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS, AND ONLY (1) TO A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING THEREOF IN RULE 144A OF THE SECURITIES ACT, (2) TO AN INST1TUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING THEREOF IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, OR (3) TO THE HOLDING COMPANIES OR THEIR RESPECTIVE AFFILIATES, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND SECURITIES AND BLUE SKY LAWS OF THE STATES OF THE UNITED STATES, AND SUBJECT TO THE RECEIPT BY THE ADMINISTRATIVE AGENT OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE ADMINISTRATIVE AGENT THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER 1S IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS.”
10.	As a condition to the registration of any sale, transfer, assignment, participation, pledge or other disposition (each, a “Transfer”) of an Exchange Note, the prospective transferee of such Exchange Note will be required to represent to the Administrative Agent and the Borrowers the following, unless determined otherwise by the Servicer (as certified to the Administrative Agent in an Officer’s Certificate):
(a)	It understands that no subsequent Transfer of the Exchange Note is permitted unless it causes its proposed transferee to provide to the Administrative Agent and the Lender a letter substantially in the form of Exhibit D (with such changes therein as may be approved by the Servicer), or such other statement as the Borrower may require,

(b)	It understands that any purported Transfer of an Exchange Note (or any interest therein) in contravention of any of the restrictions and conditions contained in this Section 4.02 will be null and void, and the purported transferee in any such purported Transfer will not be recognized by the Borrowers or any other Person as an Exchange Noteholder for any purpose.
11.	We acknowledge, submit to and agree to be bound by the Intercreditor Agreement, and each acknowledge receipt of a copy of such agreement as in effect on the Closing Date.

We acknowledge that, among other things, the Intercreditor Agreement limits any interest of the Exchange Noteholder and any transferee to the Borrowers to the assets allocated to the related Reference Pool in the Collateral Specified Interests of the Borrowers.
12.	Any Transfer of the Exchange Note to a Person that is neither a Qualified Institutional Buyer nor an Institutional Accredited Investor, or otherwise that is not made in accordance with the restrictions set forth in the Credit and Security Agreement will be null and void from the beginning and will not be given effect for any purpose under this letter or the Credit and Security Agreement.
     Capitalized terms used and not otherwise defined herein have the meanings assigned to such terms in Appendix A to the Credit and Security Agreement, which also contains rules as to usage applicable to this letter.
     You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours, [NAME OF TRANSFEREE]
By:
Name:
Title:

Exhibit E
FORM OF POWER OF ATTORNEY

STATE OF ILLINOIS	)
)
COUNTY OF COOK	)
          HTD LEASING LLC, a Delaware limited liability company, having an office and place of business at 209 South LaSalle Street, Suite 300, Chicago, Illinois 60604 (“HTD”), appoints:
     1. Ford Motor Credit Company, a Delaware corporation, having an office and place of business at One American Road, Dearborn, Michigan 48126 (“Ford Credit”), its employees, contractors, attorneys and agents, to act as HTD’s true and lawful attorneys-in-fact to Execute all Documents that may be required to (A) reflect the lien of HTD on any Certificate of Title or (B) remove HTD as lienholder from any Certificate of Title upon termination of HTD’s lien on the related motor vehicle; and
     2. Ford Credit and its attorneys to act as HTD’s true and lawful attorneys-in-fact to (A) execute a power of attorney on behalf of HTD in favor of any Dealer or Auction and any employee or agent thereof appointing any such person or entity as HTD’s attorney-in-fact to Execute all Documents that may be required to (i) reflect the lien of HTD on any Certificate of Title or (ii) remove HTD as lienholder from any Certificate of Title upon termination of HTD’s lien in the related motor vehicle and (B) otherwise convey the authority to Dealers or Auction and their employees or agents to take such actions on behalf of HTD.
     As used herein, (i) “Auction” means Manheim Auctions, Inc, Auto Trade Center and any other physical or electronic auction house, motor vehicle disposition agent, consignor or vendor, (ii) “Dealer” means any motor vehicle dealer, (iii) “Execute” means to prepare, execute, submit, deliver and/or file, in each case on behalf of HTD, (iv) “Document” means any document, instrument, certificate or application and (v) “Certificate of Title” means any certificate of title for a motor vehicle acquired or to be acquired by any affiliate of Ford Credit.
          This power of attorney will remain in full force and effect until notice of revocation in writing is delivered by HTD to Ford Credit.
          EXECUTED this ____ day of December 2006.

HTD LEASING LLC
By:
Name:
Title:

E-1

STATE OF ILLINOIS	)
)
COUNTY OF COOK	)
          Before me, the undersigned authority, on this day personally appeared _________________, known to me to be the person whose name is subscribed to the foregoing instruments, and acknowledged to me that he/she signed the same for the purposes and considerations therein expressed.
Sworn to before me this ____
day of December, 2006.
Notary Public — State of Illinois

E-2

Exhibit F

FORM OF CERTIFICATE OF SECURITY AGREEMENT

Certificate of
Security Agreement
To all persons be it hereby known that <Enter Title Holder’s Name> as owner of the vehicle specifically identified in the attached lease agreement has granted to HTD Leasing LLC a security interest in such vehicle. It is the intention of the parties that such security interest be reflected on the title to the lease vehicle and other appropriate official records.
These facts are hereby attested to by the duly authorized and appointed representatives of <Enter Title Holder’s Name> and HTD Leasing LLC.

OWNER		LIEN HOLDER

<Enter Title Holder’s Name>		HTD Leasing LLC

By	<Representative’s Signature>	By	<Representative’s Signature>

Name	<Representative’s Name>		Name	<Representative’s Name>

Title	<Title>		Title	<Title>

F-1

APPENDIX A
AMENDED AND RESTATED USAGE AND DEFINITIONS
Usage
     The following rules of construction and usage are applicable to this Appendix and to any agreement that incorporates this Appendix and any certificate or other document made or delivered pursuant to any such agreement:
          (a) All terms defined in this Appendix, unless otherwise defined in any agreement that incorporates this Appendix or any certificate or other document made or delivered pursuant to any such agreement, have the meanings assigned in this Appendix.
          (b) Accounting terms not defined in this Appendix or in any such agreement, certificate or other document, and accounting terms partly defined in this Appendix or in any such agreement, certificate or other document, to the extent not defined, have the respective meanings given to them under U.S. generally accepted accounting principles as in effect on the date of such agreement, certificate or other document. To the extent that the definitions of accounting terms in this Appendix or in any such agreement, certificate or other document are inconsistent with the meanings of such terms under U.S. generally accepted accounting principles, the definitions contained in this Appendix or in any such agreement, certificate or other document will control.
          (c) References in an agreement to “Article,” “Section,” “Exhibit,” “Schedule” or another subdivision or to an attachment are, unless otherwise specified, to an article, section, exhibit, schedule or other subdivision of or an attachment to such agreement; and the term “including” means “including without limitation.”
          (d) The definitions contained in this Appendix are equally applicable to both the singular and plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.
          (e) Any agreement or statute defined or referred to in this Appendix or in any agreement that incorporates this Appendix means such agreement or statute as from time to time amended, modified, supplemented or replaced, including (in the case of agreements) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and includes (in the case of agreements) references to all attachments thereto and instruments incorporated therein and (in the case of statutes) any rules and regulations promulgated thereunder and any judicial and administrative interpretations thereof.
          (f) References to a Person are also to its permitted successors and assigns.
          (g) References to deposits, transfers and payments of any amounts refer to deposits, transfers or payments of such amounts in immediately available funds.

          (h) Except where “not less than zero” or similar language is indicated, amounts determined by reference to a mathematical formula may be positive or negative.
Definitions
     “Addition Date” with respect to any Titling Company, has the meaning specified in the related Titling Company Agreement.
     “Adjusted Capitalized Cost” means, with respect to any Lease, the amount used to calculate the Base Payment for such Lease.
     “Administrative Agent” means U.S. Bank, not in its individual capacity but solely as Administrative Agent under the Credit and Security Agreement.
     “Advance” has the meaning specified in Section 2.01(a) of the Credit and Security Agreement.
     “Advance Rate” means 90%, as such percentage may be amended from time to time pursuant to Section 2.03(b) of the Credit and Security Agreement.
     “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.
     “ALG Residual Value” means, with respect to any Lease, the expected value of the related Leased Vehicle at the related Scheduled Lease End Date, calculated using the residual factors supplied by Automotive Lease Guide in effect as of the related Lease Date.
     “Allocation and Reconciliation Agreement” means any agreement among the Holding Companies and/or any other Person established for similar purposes with the purpose of allocating proceeds of, and residual cash flows with respect to Certificates.
     “Applicable Law” means all applicable laws, ordinances, judgments, decrees, injunctions, writs and orders of any Governmental Authority and rules, regulations, orders, interpretations, licenses and permits of any Governmental Authority.
     “Assignment Date” with respect to any Titling Company has the meaning specified in the related Titling Company Agreement.
     “Assignment Notice” with respect to any Titling Company has the meaning specified in the related Titling Company Agreement.
     “Authorized Person” means:
(i)	with respect to the Titling Company Registrar, means any officer in the Corporate Trust Office of such Person, including any vice president, assistant vice president, assistant treasurer, assistant secretary or any other officer of such Person customarily performing functions similar to those performed by any of the above designated having responsibility for the administration of the Basic Documents and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject;

(ii)	with respect to any Titling Company, has the meaning specified in the related Titling Company Agreement;

(iii)	with respect to the Servicer, the individuals designated from time to time by the Servicer pursuant to Section 9.6(d) of the Servicing Agreement;

(iv)	with respect to the Titling Company Administrator relating to any Titling Company, the individuals designated by such Titling Company Administrator from time to time pursuant to Section 7.12 of the related Titling Company Agreement;

(v)	with respect to the Collateral Agent Administrator, the individuals designated by the Collateral Agent Administrator from time to time pursuant to Section 2.5 of the HTD Administration Agreement; and

(vi)	with respect to the Administrative Agent means any officer within the Corporate Trust Office of such Person, including any vice president, assistant vice president, assistant treasurer, assistant secretary or any other officer of such Person, customarily performing functions similar to those performed by any of the above designated having responsibility for the administration of the Basic Documents and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.
     “Bankruptcy Code” means the United States Bankruptcy Code, as set forth in Title 11 of the United States Code.
     “Base Payment” means, with respect to any Lease, a level amount payable monthly in advance by the related Lessee that provides a fixed internal rate of return, and amortizes the Adjusted Capitalized Cost of such Lease to the Contract Residual Value of the related Leased Vehicle over the original term of the Lease.
     “Basic Documents” means:
(a)	the Credit and Security Agreement;

(b)	the Servicing Agreement;

(c)	the HTD Administration Agreement;

(d)	the Titling Company Agreements;

(e)	the Holding Company LLC Agreements;

(f)	the HTD LLC Agreement; and

(g)	the License Agreement.
     “Borrowers” means CAB East, CAB West and FCALM, as Borrowers under the Credit and Security Agreement.
     “Borrowing Base” means, as of any date, the product of (i) the Advance Rate and (ii) (I) the excess of (1) the aggregate Lease Balance of all the Collateral Leases (including any Collateral Lease to be acquired with the proceeds of such Advance and the Collateral Leases allocated to any Reference Pools on such day), over (2) the aggregate principal balance of all Exchange Notes on such day (after giving effect to any payment of principal on the Exchange Notes on such day).
     “Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in New York, New York, St. Paul, Minnesota or Chicago, Illinois are authorized or obligated by law, regulation or executive order to close or a day on which the Corporate Trust Office of any indenture trustee involved with respect to a debt obligation secured by an Exchange Note is closed for business.
     “CAB East” means CAB East LLC, a Delaware limited liability company.
     “CAB East Agreement” means the Amended and Restated Limited Liability Company Agreement, dated as of November 1, 2004, among CAB East Holdings, as member, U.S. Bank, as Titling Company Registrar, and Ford Credit, as Titling Company Administrator.
     “CAB East Holdings” means CAB East Holdings, LLC, a Delaware limited liability company.
     “CAB West” means CAB West LLC, a Delaware limited liability company.
     “CAB West Agreement” means the Amended and Restated Limited Liability Company Agreement, dated as of November 1, 2004, among CAB West Holdings, as member, U.S. Bank, as Titling Company Registrar, and Ford Credit, as Titling Company Administrator.
     “CAB West Holdings” means CAB West Holdings, LLC, a Delaware limited liability company.
     “Certificate” with respect to any Titling Company, has the meaning specified in the related Titling Company Agreement.
     “Certificate of Title” means a certificate of title of a Leased Vehicle issued in paper form by the relevant governmental department or agency in the jurisdiction in which the Leased Vehicle is registered, or a record maintained by such governmental department or agency in the form of information stored in electronic media. However, if a certificate of title in paper form or such record stored on electronic media has not been issued or is not being maintained, the application (or copy thereof) for the certificate of title will constitute the “Certificate of Title.”
     “Class” with respect to any Titling Company, has the meaning specified in the related Titling Company Agreement.
     “Closing Date” means July 22, 2005.
     “Code” means the Internal Revenue Code of 1986.
     “Collateral” means (a) all Collateral Leases, (b) all Collateral Leased Vehicles, (c) all Collections on the Collateral Leases and the Collateral Leased Vehicles, (d) all Insurance Policies, (e) all amounts received on any Collateral Lease in respect of Dealer Recourse Rights, (f) all Collection Accounts and (g) all present and future claims, demands, causes of action and chooses in action in respect of the foregoing and all payments on or under and all proceeds in respect of the foregoing.
     “Collateral Agent” means HTD, as Collateral Agent pursuant to the Credit and Security Agreement.
     “Collateral Agent Administrator” means Ford Credit, as Collateral Agent Administrator under the HTD Administration Agreement.
     “Collateral Assets” means the Collateral Leases and the Collateral Leased Vehicles allocated to the Collateral Specified Interests.
     “Collateral Lease” means any Lease as to which the Lease Date is on or after August 1, 2005 or, with respect to any Lease relating to a Leased Vehicle that is registered in the State of New Jersey, as to which the Lease Date is on or after September 1, 2005.
     “Collateral Lease Files” means, with respect to each Collateral Lease, Collateral Leased Vehicle and Lessee, the following documents (which may be photocopies or in electronic format unless otherwise indicated):
(i)	the original of the Collateral Lease (or an electronic copy of such Collateral Lease that satisfies section 9-105 of the UCC) that is clearly marked to show the applicable Titling Company as the owner of such Collateral Lease;

(ii)	the original credit application fully executed by the Lessee;

(iii)	the Certificate of Title and all related documents retained on file by the Servicer evidencing the ownership of the related Collateral Leased Vehicle; and

(iv)	any and all other documents that the Servicer retains on file relating to the Collateral Lease, or the related Collateral Leased Vehicle or Lessee.

     “Collateral Leased Vehicle” means any Leased Vehicle that is the subject of a Collateral Lease.
     “Collateral Specified Interest” means each Specified Interest designated as a “Collateral Specified Interest” pursuant to a Collateral Titling Company Specification Notice.
     “Collateral Specified Interest Certificate” means each Certificate (as defined in the applicable Titling Company Agreement) issued by a Titling Company and representing the entire Titling Company Interest in the related Collateral Assets.
     “Collateral Titling Company Specification Notice” means a Specification Notice in substantially the form attached as Exhibit D to the Servicing Agreement.
     “Collection Account” means the account designated as such with respect to the Revolving Facility Pool or any Reference Pool, as the context may require, pursuant to Section 5.2(a) of the Servicing Agreement.
     “Collection Period” with respect to the Revolving Facility Pool or, except as otherwise provided in the related Exchange Note Supplement, any Exchange Note, a calendar month (and, with respect to any Payment Date, means the calendar month preceding such Payment Date).
     “Collections” means, with respect to the Revolving Facility Pool and, except as otherwise provided in the related Exchange Note Supplement or Servicing Supplement, any Reference Pool, all amounts Posted in respect of the Collateral Leases and Collateral Leased Vehicles included in the Revolving Facility Pool or such Reference Pool, as the case may be, including all amounts Posted from the Lessees on such Collateral Leases and all amounts received with respect to the sale or other disposition of the related Collateral Leased Vehicles.
     “Commission” means the Securities and Exchange Commission.
     “Contract Rate” means, with respect to any Lease, the internal rate of return used to calculate the Base Payment.
     “Contract Residual Value” means, with respect to any Lease, the dollar amount stated in the Lease as the value of the related Leased Vehicle at the Scheduled Lease End Date.
     “Corporate Trust Office” means, with respect to the Administrative Agent and any Titling Company Registrar, the office of such Administrative Agent or Titling Company Registrar at which its corporate trust business is administered, which on the Closing Date is located, in the case of each such Administrative Agent or Titling Company Registrar, at:
U.S. Bank National Association
209 South LaSalle Street
Suite 300
Chicago, Illinois 60604
Fax: (312) 325-8905
Telephone: (312) 325-8904

or at such other address as the party may designate by notice to the Borrowers, the Servicer and each Exchange Noteholder.
     “Covered Parties” has the meaning specified in Section 3.7(a) of the Servicing Agreement.
     “Credit and Collection Policy” means the credit and collection standards, policies, procedures and practices of the Servicer from time to time relating to motor vehicle leases and the related vehicles serviced by the Servicer.
     “Credit and Security Agreement” means the Amended and Restated Credit and Security Agreement, dated as of December 1, 2006, among the Titling Companies, as Borrowers, U.S. Bank, as Administrative Agent, HTD, as Collateral Agent and Ford Credit, as Lender and as Servicer, as supplemented by all Exchange Note Supplements.
     “Cutoff Date” means, with respect to each Exchange Note and the related Reference Pool, the date specified in the related Exchange Note Supplement (before any processing on such day).
     “Dealer” means the dealer who originated and assigned any Lease to a Titling Company under an existing agreement between such dealer and Ford Credit.
     “Dealer Proceeds” means the amount payable to the Dealer in connection with the purchase” of a Lease and related Leased Vehicle minus any deductions from such amount, in each case determined in accordance with the Credit and Collection Policy.
     “Dealer Purchase Option” means, with respect to any Lease that has been terminated, the option, if any, of the related Dealer to purchase the related Leased Vehicle for a purchase price equal to the Contract Residual Value.
     “Dealer Recourse Rights” means, with respect to any Lease or Leased Vehicle, all recourse rights against the originating Dealer.
     “Delaware LLC Act” means the Delaware Limited Liability Company Act (currently Chapter 18 of Title 6, Sections 18-101 through 18-1109 of the Delaware Code).
     “Early Termination Event” has the meaning specified in Section 6.02 of the Credit and Security Agreement.
     “Eligible State” means, with respect to any Titling Company, any State in which such Titling Company is qualified, authorized and licensed to hold title or other evidence of an interest in a Leased Vehicle.
     “ERISA” means the Employee Retirement Income Security Act of 1974.
     “Excess Mileage” means, for any Leased Vehicle, the amount assessed pursuant to the related Lease for the excess of the number of miles that such Leased Vehicle has been driven over the number of miles such Leased Vehicle may be driven during the term of such Lease without incurring an excess mileage charge.

     “Excess Wear and Use” means, for any Leased Vehicle, the amount assessed pursuant to the related Lease for damages to such Leased Vehicle that are not the result of normal wear and use, whether or not such amount has been waived or excluded.
     “Exchange Note Allocation Percentage” means, with respect to any Exchange Note and any date of determination, a fraction, expressed as a percentage, (i) the numerator of which is equal to the Exchange Note Balance of such Exchange Note and (ii) the denominator of which is equal to the sum of (x) the Revolving Facility Balance and (y) the aggregate of the Exchange Note Balances of all of the Exchange Notes.
     “Exchange Note Balance” means, with respect to any Exchange Note, the initial principal balance of such Exchange Note, as reduced by all amounts distributed on such Exchange Note and allocable to principal.
     “Exchange Note Default” has the meaning specified in Section 6.04(a) of the Credit and Security Agreement.
     “Exchange Note Interest Payment Amount” means, with respect to any Exchange Note and any Payment Date, except as otherwise specified in the related Exchange Note Supplement, the sum of:
(i)	the portion of the Exchange Note Interest Payment Amount with respect to such Exchange Note and the immediately preceding Payment Date that was not paid on such date; plus

(ii)	the product of (A) the Exchange Note Balance as of the first day of such Interest Period, times (B) the applicable Exchange Note Interest Rate, times (C) the day count fraction specified in the related Exchange Note Supplement.
     “Exchange Note Interest Rate” means, with respect to any Exchange Note and any Interest Period, the fixed rate or floating rate specified in the related Exchange Note Supplement.
     “Exchange Note Issuance Date” has the meaning specified in Section 4.02(d)(i) of the Credit and Security Agreement.
     “Exchange Note Principal Payment Amount” means the amount owed with respect to a principal payment for an Exchange Note on each applicable Payment Date.
     “Exchange Note Purchase Price” means, the amount payable with respect to an Exchange Note in connection with the redemption of such Exchange Note as set forth in the applicable Servicing Supplement.
     “Exchange Note Redemption Date” means, with respect to the redemption of any Exchange Note, the date on which such redemption is to occur pursuant to the terms of the applicable Servicing Supplement.

     “Exchange Note Register” and “Exchange Note Registrar” have the respective meanings specified in Section 4.04(a) of the Credit and Security Agreement.
     “Exchange Note Servicer Event of Default” has the meaning specified in Section 8.3 of the Servicing Agreement.
     “Exchange Note Supplement” has the meaning specified in Section 4.01(a) of the Credit and Security Agreement.
     “Exchange Noteholder” means, with respect to any Exchange Note, Ford Credit or any indorsee of such Exchange Note, as determined under Section 4.03 of the Credit and Security Agreement. For so long as any debt obligations are secured by an Exchange Note, the indenture trustee acting on behalf of the holders of such debt obligations will be deemed to be the Exchange Noteholder and after such debt obligations have been reduced to zero, the owner trustee will be deemed to be the Exchange Noteholder.
     “Exchange Notes” has the meaning specified in Section 4.01(a) of the Credit and Security Agreement.
     “Facility Amount” means $40,000,000,000, as such amount may be increased or decreased from time to time pursuant to Section 2.01(g) of the Credit and Security Agreement.
     “Facility Default” has the meaning specified in Section 6.01 of the Credit and Security Agreement.
     “Facility Servicer Event of Default” has the meaning specified in Section 8.1(a) of the Servicing Agreement.
     “Facility Termination Date” means the 20th anniversary of the Closing Date, as such date may be extended in accordance with Section 2.01(f) of the Credit and Security Agreement or such earlier date on which the Revolving Facility is terminated pursuant to agreement between the Borrowers and the Lender or pursuant to Article VI of the Credit and Security Agreement.
     “FCALM” means FCALM, LLC, a Delaware limited liability company.
     “FCALM Agreement” means the Amended and Restated Limited Liability Company Agreement, dated as of November 1, 2004, among FCALM Holdings, as Member, U.S. Bank, as Titling Company Registrar, and Ford Credit, as Titling Company Administrator.
     “FCALM Holdings” means FCALM Holdings, LLC, a Delaware limited liability company.
     “Final Scheduled Payment Date” means, with respect to any Exchange Note, the date specified in such Exchange Note or in the related Exchange Note Supplement as the fixed date that the final payment of principal on such Exchange Note is due and payable.

     “Financing Agreements” means the Credit and Security Agreement and any other similar agreement entered into by and among HTD, as collateral agent, U.S. Bank, as administrative agent, and any other titling company that is an Affiliate of Ford Credit.
     “Fitch” means Fitch, Inc., doing business as Fitch Ratings.
     “Ford Credit” means Ford Motor Credit Company, a Delaware corporation.
     “Governmental Authority” means the United States of America, any State or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.
     “Holder” means, with respect to any Titling Company, each holder of a Certificate issued by such Titling Company.
     “Holding Companies” means CAB East Holdings, CAB West Holdings and FCALM Holdings.
     “Holding Company LLC Agreements” means the Amended and Restated Limited Liability Company Agreement of each Holding Company dated as of November 1, 2004, between Ford Credit and such Holding Company.
     “HTD” means HTD Leasing LLC, a Delaware limited liability company.
     “HTD Administration Agreement” means the Amended and Restated Administration Agreement dated as of December 1, 2006, between the Administrative Agent and the Collateral Agent Administrator.
     “HTD LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of HTD Leasing LLC, dated as of December 1, 2006, by U.S. Bank, as Member.
     “Indemnified Person” as used in (i) the Credit and Security Agreement, has the meaning specified in Section 8.01 of the Credit and Security Agreement, (ii) the Servicing Agreement, has the meaning specified in Section 3.3(b), (c) or (d), as applicable, of the Servicing Agreement and (iii) the HTD Administration Agreement, has the meaning specified in Section 3.2(a) or (b), as applicable, of the HTD Administration Agreement.
     “Independent” means, with respect to any Person, that such Person (i) is independent of the Borrowers and their Affiliates, (ii) does not have any direct financial interest or any material indirect financial interest in the Borrowers or any of their Affiliates and (iii) is not an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions of or for the Borrowers.
     “Information Recipients” has the meaning specified in Section 11.13(a) of the Credit and Security Agreement.
     “Insolvency Event” means, for a Person, (a) the making of a general assignment for the benefit of creditors, (b) the filing of a voluntary petition in bankruptcy, (c) being adjudged bankrupt or insolvent, or having had an order entered against such Person for relief in any bankruptcy or insolvency proceeding, (d) the filing by such Person of a petition or answer seeking reorganization, liquidation, dissolution or similar relief under any statute, law or regulation, (e) seeking, consenting to or acquiescing in the appointment of a trustee, liquidator, receiver or similar official of such Person or of all or any substantial part of such Person’s assets, (f) the failure to obtain dismissal or a stay within 60 days of the commencement of or the filing by such Person of an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Person in any proceeding against such Person seeking (i) reorganization, liquidation, dissolution or similar relief under any statute, law or regulation or (ii) the appointment of a trustee, liquidator, receiver or similar official of such Person or of all or any substantial part of such Person’s assets, or (g) the failure by such Person generally to pay its debts as such debts become due.
     “Insurance Policies” means any residual value, comprehensive, collision, liability, physical damage, credit or other insurance policy, insurance policy covering all or a portion of the Excess Wear and Use amounts that are waived pursuant to an exclusion from or waiver of Excess Wear and Use charges purchased by the related Lessee at the inception of such Lease and any contingent or excess liability insurance policy or program, and all rights thereunder, that are maintained by the Servicer, an Affiliate of the Servicer or a Lessee, in each case to the extent that such policy or program covers or applies to (i) any Collateral Lease or Collateral Leased Vehicle or (ii) the ability of any Lessee to make any required payment under any such Collateral Lease or with respect to the related Collateral Leased Vehicle.
     “Intercreditor Agreement” means the Intercreditor Agreement, dated as of November 1, 2004, among (i) Ford Credit, as Titling Company Administrator and an Interest Holder, (ii) CAB East, CAB West, FCALM, Ford Credit Titling Trust and each other Person becoming party to such agreement as a “Titling Company,” as Titling Companies, (iii) each of the Holding Companies and Ford Credit Auto Lease LLC, as initial Multiple-Use SPVs and Interest Holders, (iv) U.S. Bank, as Titling Company Trustee/Registrar, (v) Ford Credit Auto Lease Trust 2004-A, as an Interest Holder, (vi) JPMorgan Chase Bank, N.A., as indenture trustee and (vi) certain other Persons becoming party thereto pursuant to a Joinder Agreement.
     “Interest Period” means, with respect to the Revolving Facility and, except as otherwise provided in the related Exchange Note Supplement, any Exchange Note:
(i)	in the case of the first Payment Date, the period from and including the Closing Date to and including the last day of the calendar month in which the Closing Date occurs; and

(ii)	in the case of all other Payment Dates, the calendar month immediately preceding the calendar month during which such Payment Date occurs.
     “Investment Company Act” means the Investment Company Act of 1940.
     “IRS” means the Internal Revenue Service.
     “Joinder Agreement” means each joinder agreement substantially in the form of Exhibit A to the Intercreditor Agreement.

     “Lease” means any lease agreement for a motor vehicle entered into between a Lessee and a Dealer and assigned by such Dealer to a Titling Company.
     “Lease Balance” means, with respect to any Lease and any Collection Period, the sum of the present values of:
(i)	the scheduled Base Payments (determined as of the Cutoff Date) remaining after the end of the Collection Period (or, for an Advance Payment Plan Lease, zero); and

(ii)	the Contract Residual Value of the related Leased Vehicle,
in each case, computed using a discount rate equal to the Contract Rate on the basis of a 360-day year of twelve 30-day months to the beginning of such Collection Period and assuming each amount is received at the end of the Collection Period in which the amount is scheduled to be received.
     “Lease Date” means, with respect to any Lease, the date set forth as the “Lease Date” or date of inception in the Lease.
     “Leased Vehicle” means any motor vehicle, together with all attached items or accessories, that is subject to a Lease.
     “Lender” means Ford Credit, in its capacity as Lender under the Credit and Security Agreement.
     “Lessee” means the lessee of a Leased Vehicle or any Person who is obligated to make payments on the related Lease (other than any Dealer in respect of any recourse rights against the Dealer).
     “Lessee Purchase Option” means, with respect to any Lease, the Lessee’s option under the Lease to purchase the related Leased Vehicle.
     “License Agreement” means the License Agreement dated as of July 22, 2005, among Ford Credit, as licensor, HTD Leasing LLC, as Collateral Agent and licensee, and U.S. Bank as Administrative Agent.
     “Lien” means a security interest, lien, charge, pledge, equity, or encumbrance of any kind.
     “Monthly Exchange Note Report” has the meaning specified in Section 9.2 of the Servicing Agreement.
     “Monthly Revolving Facility Pool Report” has the meaning specified in Section 9.1 of the Servicing Agreement.
     “Moody’s” means Moody’s Investors Service, Inc.

     “New York UCC” has the meaning specified in Section 5.2(b) of the Servicing Agreement.
     “Officer’s Certificate” means, subject to the terms of any applicable Exchange Note Supplement, with respect to the Servicer, a certificate signed by the chairman of the board, the president, any executive vice president, any vice president, the treasurer, any assistant treasurer, the secretary, any assistant secretary or the controller of the Servicer; and with respect to any Borrower or Borrowers, a certificate signed by any Authorized Person of such Borrower or Borrowers.
     “Opinion of Counsel” means a written opinion of counsel who may, except as otherwise provided in the Credit and Security Agreement, be employees of or counsel to a Borrower or an Affiliate of a Borrower and, in the case of an opinion of counsel to be delivered to the Administrative Agent (i) is delivered by counsel reasonably acceptable to the Administrative Agent and (ii) is addressed to the Administrative Agent.
     “Other Assets” has the meaning specified in Section 10.07(b)(ii) of the Credit and Security Agreement.
     “Other Liabilities” has the meaning specified in Section 10.07(c) of the Credit and Security Agreement.
     “Outstanding” means, with respect to the Exchange Notes, as of any date, all Exchange Notes authenticated and delivered under any Exchange Note Supplement on or before such date except:
          (i) Exchange Notes that have been cancelled by the Borrower or delivered to the Administrative Agent for cancellation;
          (ii) Exchange Notes or portions of Exchange Notes to the extent an amount necessary to pay all or such portion of such Exchange Notes has been deposited with the Administrative Agent in trust for the Exchange Noteholders of such Exchange Notes on or before such date, provided that if such Exchange Notes are to be redeemed, notice of such redemption has been duly given pursuant to any Exchange Note Supplement or provision for such notice has been made, satisfactory to the Administrative Agent; and
          (iii) Exchange Notes in exchange for or in lieu of which other Exchange Notes have been authenticated and delivered pursuant to an Exchange Note Supplement unless proof satisfactory to the Administrative Agent is presented that a bona fide purchaser holds any such Exchange Notes;
provided that in determining (A) whether the Exchange Noteholders of Exchange Notes evidencing the requisite Exchange Note Balance have given any request, demand, authorization, direction, notice, consent, or waiver under any Basic Document, Exchange Notes owned by the Borrowers, the Servicer and any of their Affiliates will be disregarded and deemed not to be Outstanding and (B) whether the Administrative Agent is protected in relying on any such request, demand, authorization, direction, notice, consent or waiver, only Exchange Notes that an Authorized Person of the Administrative Agent knows to be so owned will be disregarded and deemed not to be Outstanding. Exchange Notes owned by the Borrowers, the Servicer or any of their Affiliates that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Administrative Agent the pledgee’s right to act with respect to such Exchange Notes and that the pledgee is not the Borrowers, the Servicer or any of their Affiliates. The indenture trustee with respect to any debt obligations secured by an Exchange Note will be deemed to have established its right to act with respect to such Exchange Note.
     “Payment Date” means (i) with respect to the Revolving Facility, the 15th day of each calendar month or, if such day is not a Business Day, the next Business Day, beginning in August, 2005 and (ii) with respect to any Exchange Note, the dates specified in the related Exchange Note Supplement.
     “Permitted Investments” means, with respect to any Collection Account (and except, in the case of a Collection Amount relating to a Reference Pool, to the extent otherwise provided in the related Exchange Note Supplement) book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form that evidence:
(i)	direct non-callable obligations of, and obligations fully guaranteed as to timely payment by, the United States;

(ii)	demand deposits, time deposits, certificates of deposit or bankers’ acceptances of any depository institution or trust company (A) incorporated under the laws of the United States or any State thereof or any United States branch of a foreign bank, (B) subject to supervision and examination by federal or State banking or depository institution authorities and (C) that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) thereof have the Required Rating;

(iii)	commercial paper, including asset-backed commercial paper, having, at the time of the investment or contractual commitment to invest is made, the Required Rating;

(iv)	investments in money market funds having, at the time of the investment or contractual commitment to invest is made, a rating in the highest investment grade category from each of S&P and Moody’s (including funds for which the Administrative Agent or any of its Affiliates is investment manager or advisor);

(v)	repurchase obligations with respect to any security that is a direct non-callable obligation of, or fully guaranteed by, the United States or any agency or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States, in either case entered into with a depository institution or trust company (acting as principal) described in clause (ii) above; and

(vi)	any other investment for which the Borrowers or the Administrator has received confirmation will not result in a downgrade from each nationally recognized statistical rating organization rating any debt obligations that are secured by the applicable Exchange Note.
     “Permitted Lien” means, with respect to any Lease or Leased Vehicle, any tax lien, mechanics’ lien or lien that attaches to a Lease or Leased Vehicle by operation of law and arising solely as a result of an action or omission of the related Lessee and the lien of the Collateral Agent pursuant to the Credit and Security Agreement.
     “Person” means any legal person, including any corporation, estate, natural person, firm, joint venture, joint stock company, limited liability company, limited liability partnership, partnership (limited or general), trust, business trust, unincorporated organization, association, enterprise, Governmental Authority, any department or agency of any Governmental Authority or any other entity of whatever nature.
     “Plan” means a Benefit Plan Investor that is subject to Title I of ERISA, Section 4975 of the Code or substantially similar federal, state or local law.
     “Posted” means, with respect to any amount (including any proceeds of the disposition of a Leased Vehicle), except as otherwise specified in the Servicing Agreement or, if applicable, the related Servicing Supplement, the amount that the Servicer has received, identified and posted to a particular Lessee’s account in the Servicer’s receivable system in accordance with the Credit and Collection Policy, the Servicing Agreement and, if applicable, the related Servicing Supplement.
     “Posting Date” means the date a particular amount is Posted.
     “Potential Early Termination Event” means any occurrence that with notice or lapse of time or both would become an Early Termination Event.
     “Potential Exchange Note Default” means any occurrence that with notice or lapse of time or both would become an Exchange Note Default.
     “Potential Facility Default” means any occurrence that with notice or the lapse of time or both would become a Facility Default.
     “Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.
     “Protected Purchaser” has the meaning specified in Section 4.05(a) of the Credit and Security Agreement.
     “Qualified Institution” means, with respect to any Exchange Note, subject to the related Exchange Note Supplement, any bank or depository institution organized under the laws of the

United States or any State or any United States branch or agency of a foreign bank or depository institution that is subject to supervision and examination by federal or State banking or depository institution authorities and which bank or depository institution (i) has a short-term deposit rating of “P-1” by Moody’s, “A-1+” by Standard & Poor’s and “F-1” by Fitch, (ii) if such bank or depository institution holds any Titling Company Note Series Account other than as segregated trust accounts and the deposits are to be held in such accounts more than 30 days, has a long-term unsecured debt rating or Borrower rating of “AA-” by Standard & Poor’s and (iii) in the case of any such institution organized under the laws of the United States, whose deposits are insured by the Federal Deposit Insurance Corporation.
     “Qualified Trust Institution” means the corporate trust department of The Bank of New York, U.S. Bank Trust National Association, U.S. Bank National Association or any other bank or depository institution organized under the laws of the United States or any State or any United States branch or agency of a foreign bank or depository institution that is subject to supervision and examination by federal or State banking authorities that (a) is authorized under such laws to act as a trustee or in any other fiduciary capacity and (b) has a long-term deposit rating of not less than “Baa3” from Moody’s.
     “Rating Agency” means each of the nationally recognized statistical rating organizations that is then rating debt obligations secured by an Exchange Note.
     “Reallocation Notice” with respect to any Titling Company, has the meaning specified in the related Titling Company Agreement.
     “Reference Pool” has the meaning specified in Section 4.01(b) of the Credit and Security Agreement.
     “Reference Pool Balance” means, with respect to any Reference Pool, the sum of the Lease Balances of the Leases included in such Reference Pool.
     “Reference Pool Servicing Fee” has with respect to any Reference Pool, the meaning specified in the related Servicing Supplement.
     “Registered Pledgee” with respect to any Titling Company, has the meaning specified in the related Titling Company Agreement.
     “Required Rating” means, with respect to short-term unsecured debt obligations a rating of (i) “P-1” by Moody’s, (ii) “A-1+” by Standard & Poor’s and (iii) if rated by Fitch, “F1+” by Fitch.
     “Reserve Account” means the account established pursuant to a Servicing Supplement in connection with the issuance of an Exchange Note.
     “Reserve Amount” means, with respect to any date, the amount on deposit in the applicable Reserve Account at the opening of business on such date unless otherwise specified.
     “Revolving Facility” means the uncommitted revolving credit facility provided by the Lender to the Borrowers pursuant to Section 2.01 of the Credit and Security Agreement.

     “Revolving Facility Allocation Percentage” means, as of any date of determination, a fraction, expressed as a percentage (i) the numerator of which is equal to the Revolving Facility Balance and (ii) the denominator of which is equal to the sum of (x) the Revolving Facility Balance and (y) the aggregate of the Exchange Note Balances of all of the Exchange Notes.
     “Revolving Facility Balance” means, as of any date of determination, the unpaid principal amount of all Advances outstanding under the Credit and Security Agreement.
     “Revolving Facility Interest Payment Amount” means, with respect to any Payment Date and the related Interest Period, the sum of:
(i)	the portion of the Revolving Facility Interest Payment Amount with respect to the immediately preceding Payment Date that was not paid in such date; and

(ii)	the product of (A) the arithmetic mean of (x) the Revolving Facility Balance as of the open of business on the first day of such Interest Period and (y) the Revolving Facility Balance as of the close of business on the last day of such Interest Period, times (B) the Revolving Facility Interest Rate, times (C) the actual number of days elapsed in such Interest Period divided by 365 (in the case of an Interest Period falling within a year that is not a leap year) or 366 (in the case of an Interest Period falling within a leap year).
     “Revolving Facility Interest Rate” means, with respect to any Interest Period, the floating rate determined by the Servicer for such Interest Period plus the spread (if any), each as determined in accordance with the terms set forth in Exhibit C of the Credit and Security Agreement, as such terms may be modified from time to time in accordance with Section 2.03(b) of the Credit and Security Agreement.
     “Revolving Facility Pool” means, as of any date, all Collateral Leases on such date, including any Collateral Leases acquired with the proceeds of an Advance made on such date, but excluding any Collateral Lease designated as part of a Reference Pool as of such date.
     “Revolving Facility Pool Additional Amounts” means, with respect to any Payment Date in respect of the Revolving Facility, amounts that are designated as “Revolving Facility Pool Additional Amounts” on or prior to such Payment Date in accordance with Section 10.03(g) of the Credit and Security Agreement.
     “Revolving Facility Pool Servicing Fee” means, with respect to any Collection Period, a fee payable by the Holding Companies as Holders of the Collateral Specified Interest Certificates to the Servicer in an amount equal to the product of:
(i)	one-twelfth of 1%; times

(ii)	the aggregate Lease Balance of the Collateral Leases (excluding Collateral Leases that have been allocated to a Reference Pool) determined as of the end of the preceding Collection Period.

     “Revolving Facility Principal Payment Amount” has the meaning specified in Section 2.01(c) of the Credit and Security Agreement.
     “Revolving Facility Servicer Event of Default” has the meaning specified in Section 8.2(a) of the Servicing Agreement.
     “Revolving Period” means the period beginning on and including the Closing Date and ending on but excluding the earlier of (i) the Facility Termination Date, or (ii) the date on which the Lender terminates the Revolving Period pursuant to Section 2.01(f) or Section 6.04 of the Credit and Security Agreement.
     “Schedule of Reference Pool Assets” means the Schedule of Reference Pool Assets attached to each Exchange Note Supplement.
     “Scheduled Lease End Date” means, with respect to any Lease, the date set forth in such Lease as the termination date adjusted to take into account any Payment Extension through and including the Cutoff Date.
     “Secured Obligations” has the meaning specified in Section 3.02(b) of the Credit and Security Agreement.
     “Secured Parties” means the Lender and each Exchange Noteholder.
     “Securities Act” means the Securities Act of 1933.
     “Series,” with respect to any Titling Company, has the meaning specified in the related Titling Company Agreement.
     “Servicer” means Ford Credit, as servicer with respect to the Collateral Specified Interests pursuant to the Servicing Agreement.
     “Servicer Event of Default” means a Facility Servicer Event of Default, a Revolving Facility Servicer Event of Default or an Exchange Note Servicer Event of Default, as the context requires.
     “Servicing Agreement” means the Amended and Restated Servicing Agreement, dated as of 1, 2006, among Ford Credit, as Servicer with respect to the Collateral Specified Interests and as Lender, the Holding Companies, as Holders of the Collateral Specified Interest Certificates, and HTD, as Collateral Agent, as supplemented by each Servicing Supplement.
     “Servicing Fee” means, with respect to any Collection Period, the sum of Revolving Facility Pool Servicing Fee and the Reference Pool Servicing Fees, if any.
     “Servicing Supplement” has the meaning specified in Section 2.3 of the Servicing Agreement.
     “Shared Amounts” means, with respect to any Reference Pool, any amounts that are designated as “Shared Amounts” pursuant to the applicable Exchange Note Supplement.

     “Specification Notice,” with respect to any Titling Company, has the meaning specified in the related Titling Company Agreement.
     “Specified Interest,” with respect to any Titling Company, has the meaning specified in the related Titling Company Agreement.
     “Standard & Poor’s” and “S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.
     “State” means any State or Commonwealth of the United States or the District of Columbia.
     “Titling Company” means each of CAB East, CAB West, and FCALM.
     “Titling Company Administrator” means Ford Credit, as Administrator under each Titling Company Agreement.
     “Titling Company Administrator Fee” means, with respect to each Titling Company and any Specified Interest, the Specified Asset Titling Company Administrator Fee with respect to the such Specified Interest.
     “Titling Company Agreements” means the CAB East Agreement, the CAB West Agreement and the FCALM Agreement.
     “Titling Company Interest” with respect to any Titling Company, has the meaning specified in the related Titling Company Agreement.
     “Titling Company Registrar,” with respect to any Titling Company, has the meaning specified in the related Titling Company Agreement.
     “Transfer” has the meaning specified in Section 4.04(f)(iv) of the Credit and Security Agreement.
     “Treasury Regulations” means the regulations promulgated by the U.S. Department of Treasury pursuant to the Code.
     “UCC” means the Uniform Commercial Code as in effect in any relevant jurisdiction.
     “U.S. Bank” means U.S. Bank National Association, a national banking association.